Exhibit 10.5

TRUST INDENTURE

between

THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF ARAB

and

REGIONS BANK,

as Trustee and Registrar

Relating to

$1,000,000

The Industrial Development Board of the City of Arab

Industrial Development Revenue Bonds,

(Hyco Alabama Project)

Series 2000

Dated

as of

September 1, 2000

Roy S. Goldfinger, P.C.

Montgomery, Alabama

Bond Counsel

THIS INDENTURE OPERATES AS AN ASSIGNMENT BY THE ISSUER HEREIN OF THAT CERTAIN LEASE AGREEMENT OF EVEN DATE HEREWITH, BETWEEN THE ISSUER AND HYCO ALABAMA LLC, WHICH APPEARS OF RECORD IN BOOK 2106, PAGE 248 IN THE PROBATE OFFICE OF MARSHALL COUNTY, ALABAMA

TRUST INDENTURE

ARTICLE VI

DEFAULT PROVISIONS AND

REMEDIES OF TRUSTEE AND HOLDERS
Section 601.	Events of Default	47
Section 602.	Acceleration	47
Section 603.	Other Remedies; Rights of Holders	48
Section 604.	Application of Moneys	49
Section 605.	Remedies Vested in Trustee	50
Section 606.	Rights and Remedies of Holders	50
Section 607.	Remedies Subject to Applicable Law	57

ARTICLE VII

SUPPLEMENTAL INDENTURES; OTHER AMENDMENTS

Section 701.	Supplemental Indentures Not Requiring Consent of Holders	52
Section 702.	Supplemental Indentures Requiring Consent of Holders	53
Section 703.	Additional Consents Required	54
Section 704.	Amendments of Lease Agreement	54
Section 705.	Amendments of Letter of Credit	54

ARTICLE VIII

DEFEASANCE
Section 801.	Defeasance	55
Section 802.	Payment of Bonds	55
Section 803.	Survival of Certain Provisions	56

ARTICLE IX

COVENANTS BY THE ISSUER
Section 901.	Payment of Debt Service	57
Section 902.	Revenues and Assignment of Revenues	57
Section 903.	Performance of Covenants by Issuer	58
Section 904.	Inspection of Project Books	58
Section 905.	Register	58
Section 906.	Rights and Enforcement of the Lease Agreement	58
Section 907.	Further Assurances	58
Section 908.	Corporate Existence	58
Section 909.	Issuer Not to Adversely Affect Tax Exemption	59

ARTICLE X

MISCELLANEOUS
Section 1001.	Consents, Etc., of Holders	60
Section 1002.	Limitation of Rights	60
Section 1003.	Severability	60
Section 1004.	Limitation of Liability	61
Section 1005.	Payments Due on Other than Business Days	61
Section 1006.	Counterparts	61
Section 1007.	Notices	61
Section 1008.	Suspension of Mail	62
Section 1009.	Governing Law	62
Section 1010.	Opinions of Bond Counsel Not Required	62
Section 1011.	Contest of Determination of Taxability	62

SIGNATURES		63
ACKNOWLEDGMENTS		64

Exhibit A Form of Bond

Exhibit B Form of Letter of Representations to The Depository Trust Company

Exhibit C Form of Payment Requisition

TRUST INDENTURE

THIS TRUST INDENTURE made and entered into as of September 1, 2000 (this “Indenture”), by and between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF ARAB, a public corporation organized and existing under the laws of the State, its successors and assigns (the “Issuer”), and REGIONS BANK, a State banking corporation authorized to accept and execute trusts of the character herein set forth, with its principal corporate trust office for purposes of discharging the trusts hereunder being in the City of Montgomery, Alabama, its successors and assigns (the “Trustee”), under the circumstances set forth in the following recitals (the capitalized terms not defined in this paragraph or the recitals having the meanings given to them in Article I hereof):

WITNESSETH:

A. The Issuer has been heretofore organized under and is authorized by the Act to acquire, enlarge, improve, expand, own, lease, and dispose of properties to the end that the Issuer may be able to promote industry and develop trade by inducing manufacturing, industrial, commercial and research enterprises to locate in the State, or to enlarge and expand existing enterprises, or both, and further the use of the agricultural products and natural resources of the State.

B. Pursuant to and in furtherance of the public purposes expressed in the Act, the Issuer has determined to undertake the Project, to issue the Bonds in the principal amount of $ 1,000,000 and to apply the proceeds thereof to pay a portion of the Project Costs. The Bonds are being issued simultaneously with the issuance by the Company of the Company Bonds, which have terms and provisions substantially similar to those of the Bonds and the proceeds of which are also being applied to pay Project Costs.

C. Simultaneously with the execution and delivery of this Indenture, the Issuer, as lessor, and the Company, as lessee, will enter into the Lease Agreement, pursuant to which (1) the Issuer will lease the Project to the Company and (2) the Company will agree to pay Basic Rent at such times and in such amounts as shall be sufficient to pay when due the Debt Service on and the Purchase Price of the Bonds.

D. The Bonds shall be limited obligations of the Issuer payable solely out of the Revenues. As additional security for the payment of the Bonds, the Company shall cause the Bank to issue the Initial Letter of Credit in favor of the Trustee in an amount equal to the sum of (a) the aggregate principal amount of the Bonds, to enable the Trustee to pay the principal of the Bonds when due and to pay the principal portion of the Purchase Price of Bonds tendered (or deemed tendered) for purchase, plus (b) interest on the Bonds for a period of 36 days at the maximum rate of 12% per annum, to enable the Trustee to pay interest on the Bonds when due and to pay the interest portion of the Purchase Price of Bonds tendered (or deemed tendered) for purchase.

E. The Initial Letter of Credit will be issued by the Bank pursuant to the Tax-Exempt Credit Agreement between the Bank and the Company, whereby the Company will agree, among other things, to reimburse the Bank for amounts drawn by the Trustee under the Initial Letter of Credit, in accordance with the terms of the Tax-Exempt Credit Agreement.

F. The execution and delivery of this Indenture and the issuance of the Bonds under the Act have been in all respects duly and validly authorized by resolutions duly adopted and approved by the Issuer.

G. The Bonds to be issued hereunder and the authentication certificate thereon are to be substantially in the forms thereof attached hereto as Exhibit A, with appropriate omissions, insertions and variations permitted or authorized as hereinafter provided.

H. All things necessary to make the Bonds, when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid pledge of the Revenues to the payment of the Debt Service on and Purchase Price of the Bonds, have been done and performed, and the creation, execution and delivery of this Indenture, and the execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

GRANTING CLAUSES

That the Issuer, in consideration of the premises and the acceptance by the Trustee and the Registrar of the trusts created herein and the acceptance of the Bonds by the Holders thereof, and for other good and valuable considerations, the receipt of which is hereby acknowledged, in order to secure (a) the payment of the Debt Service on and Purchase Price of the Bonds according to their tenor and effect, and (b) the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby grant, bargain, sell, convey, mortgage and pledge unto the Trustee and unto its successors in trust, and to it and their respective assigns forever, the following:

I.

All right, title and interest of the Issuer in and to the Lease Agreement, except for Unassigned Rights.

II.

All Revenues receivable by or for the account of the Issuer, including, without limitation, all Basic Rent and other payments in respect of payment of Basic Rent to be received under and pursuant to and subject to the provisions of the Lease Agreement, which moneys are to be paid directly to the Trustee at the Trustee’s Office for the account of the Issuer and deposited as hereinafter provided.

TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby and hereafter conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in trust and its and their respective assigns forever;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the benefit, security and protection of the Holders from time to time of the Bonds issued under and secured by this Indenture, without preference, priority or distinction as to lien or otherwise of any of such Bonds over any of the others except as herein expressly provided.

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the Debt Service due or to become due, at the times and in the manner mentioned in the Bonds according to the true intent and meaning thereof, and shall cause the payments to be made as required hereunder, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee and the other Fiduciaries all sums of money due or to become due to them in accordance with the terms and provisions hereof; then upon such final payments this Indenture and the rights granted shall cease, determine and be void; otherwise this Indenture to be and remain in full force and effect.

The terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all persons who from time to time shall be or become Holders thereof, and the trusts and conditions upon which the Revenues pledged are to be held and disposed of, which said trusts and conditions the Trustee and Registrar hereby accept, and to all of which the respective parties hereto covenant and agree, are as follows:

ARTICLE I

DEFINITIONS

Section 101. Definitions. In addition to the words and terms elsewhere defined in this Indenture (including in the recitals hereto) or by reference to the Lease Agreement or other document, unless the context or use indicates another or different meaning or intent:

“Act” means Article 4, Chapter 54, Title 11 of the Code of Alabama of 1975, as amended.

“Act of Bankruptcy” means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Company or by the Issuer, as debtor, under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect.

“Affiliate” means, as to any Person, any other Person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, that Person.

“Alternate Credit Facility” means an irrevocable letter of credit, a surety bond, an insurance policy or other credit facility delivered to the Trustee pursuant to Section 5.8(f) of the Lease Agreement.

“Authenticating Agent” means the Trustee and any bank, trust company or other Person designated as an Authenticating Agent for the Bonds by or in accordance with Section 515 of this Indenture, each of which shall be a transfer agent registered in accordance with Section 17A(c) of the Securities Exchange Act of 1934, as amended.

“Available Moneys” shall mean (a) original proceeds of the Bonds held in any fund or account under this Indenture, together with investment earnings on such proceeds, provided such proceeds are not furnished by, and do not come into the possession of, the Company; (b) moneys paid by the Company to the Trustee pursuant to the Lease Agreement, together with investment earnings on such moneys, provided that, at the time of such payment and for a period of at least 123 days thereafter, there shall not have occurred any Act of Bankruptcy, as evidenced by a certificate of the Company and the Issuer delivered to the Trustee to that effect; provided such moneys need not have been on deposit for 123 days if the Company shall furnish to the Trustee and any Rating Agency by which the Bonds shall then be rated a Preference Opinion with respect to such moneys; (c) proceeds from the issuance and sale of refunding bonds or other such indebtedness, together with investment earnings on such proceeds, provided the Company shall furnish to the Trustee and any Rating Agency by which the Bonds shall then be rated a Preference Opinion with respect to such proceeds; and (d) moneys received by the Trustee from a draw under the Letter of Credit or Alternate Credit Facility (provided such moneys are the Bank’s own funds and are not funds furnished by the Company), together with investment earnings on such moneys.

“Bank” means Regions Bank, Montgomery, Alabama, and its successors and assigns, as issuer of the Initial-Letter of Credit, until such time, if any, as a Substitute Letter of Credit or Alternate Credit Facility shall become effective pursuant to Section 5.8 of the Lease Agreement, and thereafter “Bank” shall mean the issuer or provider of such Substitute Letter of Credit or Alternate Credit Facility.

“Bank Bonds” means Bonds registered in the name of the Bank pursuant to Section 303(e)(ii) hereof.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978, as amended, or any substitute or replacement legislation.

“Basic Rent” means that portion of the rentals payable under the Lease Agreement in the amounts and at the times sufficient to pay Debt Service on or Purchase Price of the Bonds.

“Bond” or “Bonds” means the $1,000,000 Industrial Development Revenue Bonds (Hyco Alabama Project) Series 2000 of the Issuer to be issued under this Indenture.

“Bond Counsel” means Roy S. Goldfinger, P.C., Montgomery, Alabama, or any other attorney or firm of attorneys nationally recognized on the subject of municipal bonds and acceptable to the Trustee.

“Bond Fund” means the fund created and described in Section 401 hereof.

“Bond Payment Date” means each date (including any date fixed for redemption or acceleration of Bonds) on which Debt Service on the Bonds is payable.

“Bond Purchase Agreement” means the Bond Purchase Agreement dated September 13, 2000 among the Issuer, the Company and the Underwriter and relating to the Bonds and the Company Bonds.

“Bond Purchase Fund” means the fund created and described in Section 406 hereof.

“Bond Year” means, during the period the Bonds remain outstanding, the annual period provided for the computation of Excess Earnings under Section 148(f) of the Code (except that the first and last Bond Years may be less than 12 months long).

“Building” means, collectively, all structures and improvements now existing or hereafter expanded, constructed, reconstructed or made on the Realty, as they may at any time exist.

“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a day on which banking institutions are required or authorized to remain closed in (A) the city in which the principal office of the Trustee is located, (B) the city in which the principal office of the Remarketing Agent is located, (C) the city in which the office of the Bank where drawings under the Letter of Credit are to be made is located; or (iii) a day on which the payment system of the Federal Reserve System is not operational.

“Cap Rate” means the lower of (i) the rate of 12% per annum or (ii) for any period during which the Bonds are supported by a Letter of Credit, the maximum rate per annum, specified therein, at which there has been calculated the amount available to be drawn on such Letter of Credit to pay interest on the Bonds.

“Code” means the Internal Revenue Code of 1986, as amended. References to the Code and Sections thereof include relevant applicable temporary, proposed or final regulations thereunder and under any predecessor provisions of the Internal Revenue Code of 1954, as amended.

“Commercial Base Rate” means the variable rate of interest designated by the Bank periodically as the Bank’s Commercial Base Rate. The Commercial Base Rate is not necessarily the lowest rate charged by the Bank. The Commercial Base Rate as of the Issue Date is nine and one-half per centum (9  1/2%) per annum.

“Company” means Hyco Alabama LLC, a limited liability company formed and existing under the laws of the State of Delaware and qualified to do business in the State, and its successors and assigns.

“Company Account” means the account so named in the Bond Fund.

“Company Bonds” means the $3,000,000 Revenue Bonds, Series 2000 of the Company to be issued under the Company Indenture.

“Company Indenture” means the Trust Indenture of even date herewith between the Company and the Trustee, as trustee thereunder, as the same may hereafter be amended or supplemented.

“Company-Owned Bonds” means Bonds registered in the name of the Company pursuant to Section 303(e) or (f) hereof.

“Completion Date” means the date of completion of the Project to be established by the Company in accordance with the provisions of the Lease Agreement.

“Computation Date” means the last day of each Bond Year and the date on which final payment in full of all the Bonds is made.

“Construction Fund” means the fund created and described in Section 405 hereof.

“Conversion Date” means any Yearly Fixed Rate Conversion Date or the Permanent Fixed Rate Conversion Date.

“Credit Facility Account” means the account so named in the Bond Fund.

“Credit Facility Proceeds Account” means the account so named in the Bond Purchase Fund.

“DTC” means The Depository Trust Company, New York, New York.

“DTC-Eligible Obligations” means securities which are eligible for deposit at DTC.

“Debt Service” means, for any period or payable at any time, the principal, interest and any premium due on the Bonds for that period or payable at that time.

“Determination of Taxability” means, with respect to the Bonds, a determination that interest on any Bond is Taxable because of (i) the receipt by any Holder or any member of an “affiliated group”, as that term is defined in Section 1504 of the Code, of a “30-day letter” within the meaning of Treasury Regulations Section 601.105(d)(1)(iv) proposing a determination to that effect; or (ii) receipt by the Trustee or any Holder of a written opinion of Bond Counsel that there is substantial likelihood that such interest is Taxable; subject, however, in all such cases to the right on the part of the Company set forth in Section 1011 hereof to contest the same.

“Eligible Investments” means (i) Government Obligations; (ii) obligations issued or guaranteed by any state or political subdivision thereof, which obligations are rated by a Rating Agency in the highest category if rated as short-term obligations or not lower than the third highest category if rated as long-term obligations; (iii) commercial or finance paper which is rated in not lower than the second highest rating category by a Rating Agency; (iv) deposit accounts, bankers’ acceptances, certificates of deposit or bearer deposit notes in one or more banks, trust companies or savings and loan associations (including without limitation, the Trustee or any bank affiliated with the Trustee) organized under the laws of Canada or the United States of America or any state or province thereof, provided that the debt obligations of each such bank, trust company or savings and loan association are rated by a Rating Agency in the highest category if rated as short-term obligations or not lower than the third highest category if rated as long-term obligations; and (v) repurchase agreements secured fully by obligations of the type specified in clause (i), which obligations must be held by or under the control of the Trustee, and issued by a bank or savings and loan association which is insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; provided that any investment or deposit described above is not prohibited by applicable law.

“Equipment” means any item of equipment, fixtures and tangible personal property located in or on the Building or the Realty, the cost of which is paid or reimbursed with proceeds of the Bonds or the Company Bonds, and any item of equipment, fixtures or tangible personal property acquired in substitution therefor or as a renewal or replacement thereof pursuant to the provisions of the Lease Agreement.

“Event of Default” means an Event of Default specified in and defined by Section 601 hereof.

“Excess Earnings” means, with respect to the proceeds from the Bonds, as of each Computation Date, an amount equal to the sum of (a) plus (b) where:

(a) is the excess of

(i) the aggregate amount earned from the Issue Date on all nonpurpose investments in which gross proceeds of the Bonds are invested (other than investments attributable to excess earnings described in this clause (a)), taking into account any gain or loss on the disposition of nonpurpose investments, over

(ii) the amount that would have been earned if such nonpurpose investments (other than amounts attributable to an excess described in this clause (a)) had been invested at a rate equal to the yield on the Bonds; and

(b) is any income attributable to the excess described in clause (a), taking into account any gain or loss on the disposition of nonpurpose investments.

The sum of (a) plus (b) shall be determined in accordance with Sections 148(f)(2) and 148(f)(4) of the Code. As used herein, the terms “gross proceeds”, “nonpurpose investments” and “yield” have the meanings assigned to them for purposes of Section 148 of the Code.

“Existing Letter of Credit” means, as of any particular time, the Letter of Credit or Alternate Credit Facility held by the Trustee at that time.

“Extension Letter of Credit” means a Substitute Letter of Credit from the same Bank which issued the Existing Letter of Credit, substantially identical to the Existing Letter of Credit except that it has a Stated Termination Date at least one year later than that of the Existing Letter of Credit.

“Extraordinary Services” and “Extraordinary Expenses” mean all services rendered and all expenses incurred under the Indenture other than Ordinary Services and Ordinary Expenses.

“Fiduciaries” means the Trustee, the Tender Agent, the Registrar and any Paying Agent or Authenticating Agent, and their respective successors and assigns.

“Final Determination” means a Determination of Taxability deemed final by reason of the termination or forfeiture of the Company’s right to contest the same under Section 1011 hereof.

“Government Obligations” means (a) direct obligations of the United States of America for the full and timely payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the full and timely payment of the principal of, premium, if any, and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation by the United States of America.

“Governmental Authority” means the United States, any state or political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

“Holder” or “Holder of a Bond” means the Person in whose name a Bond is registered on the Register.

“Initial Letter of Credit” means the initial Letter of Credit in the form attached to the Tax-Exempt Credit Agreement as Exhibit A and delivered to the Trustee on or prior to the Issue Date.

“Interest Payment Date”, when used with respect to any installment of interest on a Bond, means the date specified in such Bond as the fixed date on which such installment of interest is due and payable, as more particularly described in Section 202(e) hereof.

“Interest Rate for Advances” means the rate per annum which is two percent per annum (2%) in excess of that rate announced from time to time as the Commercial Base Rate.

“Issue Date” means the date of the initial authentication and delivery of the Bonds and the Company Bonds.

“Lease Agreement” means the Lease Agreement of even date herewith between the Issuer, as lessor, and the Company, as lessee, as the same may hereafter be amended and supplemented.

“Letter of Credit” means the Initial Letter of Credit and, unless the context or use indicates another or different meaning or intent, any Substitute Letter of Credit.

“Letter of Credit Substitution Date” means any Business Day specified by the Company pursuant to Section 5.8 of the Lease Agreement on which the Company elects to furnish a Substitute Letter of Credit (other than an Extension Letter of Credit) or Alternate Credit Facility in place of the then Existing Letter of Credit, other than in connection with a Conversion Date, a Seven-Day Rate Recommencement Date or the Stated Termination Date of the Existing Letter of Credit.

“Letter of Representations” means the Book-Entry-Only Variable-Rate Demand Obligation Letter of Representations, in the form of Exhibit B hereto, to be entered into on the Issue Date among the Trustee, the Issuer and DTC.

“Mandatory Tender” means a tender of Bonds required by Section 302 hereof.

“Mandatory Tender Date” means a date on which any Mandatory Tender is required, more particularly described in Section 302 hereof.

“Miscellaneous Account” means the account so named in the Bond Purchase Fund.

“Moody’s” means Moody’s Investors Service, Inc., New York, New York.

“Necessary Authorizations” means, with respect to any given action or effect, all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all Governmental Authorities which are necessary or required to accomplish such action or achieve such effect.

“Non-Taxability Opinion” means, with respect to one or more given events or prospective events, an opinion of Bond Counsel to the effect that the occurrence of such event or events will not adversely affect the non-Taxable status of the interest on the Bonds.

“Notice of Tender” shall mean written, formal notice of tender in the form provided in the Bonds or in such other form as shall be acceptable to the Trustee.

“Optional Tender” means a tender of Bonds at the option of the Holder thereof pursuant to Section 301 hereof.

“Optional Tender Date” means any date on which Bonds are to be purchased pursuant to the Optional Tender provisions of Section 301 hereof.

“Ordinary Services” and “Ordinary Expenses” mean those services normally rendered and those expenses normally incurred by a trustee under instruments similar to this Indenture.

“Outstanding” as applied to the Bonds, means all Bonds which have been authenticated and delivered under this Indenture, except:

(a) Bonds cancelled upon surrender, exchange or transfer, or because of payment or redemption prior to maturity;

(b) Bonds, or any portion thereof, for the payment, redemption or purchase for cancellation of which sufficient moneys have been deposited and credited with the Trustee or any Paying Agents (whether upon or prior to the maturity, purchase or redemption date of those Bonds); provided, that if any of those Bonds are to be redeemed prior to their maturity, notice of that redemption shall have been given or arrangements satisfactory to the Trustee shall have been made for giving notice of that redemption, or waiver by the affected Holders of that notice satisfactory in form to the Trustee shall have been filed with the Trustee;

(c) Unsurrendered Bonds for the purchase of which money in the necessary amount has been deposited in the Bond Purchase Fund and is held in trust for the Holders of such Unsurrendered Bonds; and

(d) Bonds in exchange for or in lieu of which others have been authenticated and delivered under Section 211 hereof;

provided, however, that in determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, ‘consent or waiver hereunder, Bonds owned by the Company, the Issuer, any other obligor with respect to the Bonds or any affiliate of any of the foregoing, shall be disregarded and deemed not to be Outstanding; except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded. Notwithstanding the foregoing proviso, Bank Bonds shall be deemed, at the election of the Bank, to be Outstanding for all purposes, except that the Bank may not vote such Bonds in any manner that would lessen the protection to the Holders of other Outstanding Bonds provided by the Letter of Credit. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for such purposes if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Company, the Issuer, any other obligor with respect to the Bonds or any affiliate of any of the foregoing.

“Paying Agent” means the Trustee and any other bank or trust company designated as a Paying Agent by or in accordance with Section 514 of this Indenture.

“Permanent Fixed Rate” means the interest rate to be borne by the Bonds on and after the Permanent Fixed Rate Conversion Date, established pursuant to Section 202(h) hereof.

“Permanent Fixed Rate Conversion Date” means that Business Day on which the Permanent Fixed Rate on the Bonds shall be effective pursuant to Section 202(h) hereof.

“Permanent Fixed Rate Interest Payment Date” shall have the meaning assigned in Section 202(e)(iii) hereof.

“Permanent Fixed Rate Period” means the period beginning on the Permanent Fixed Rate Conversion Date and ending on the day immediately prior to the maturity date of the Bonds.

“Person” includes natural persons, firms, associations, partnerships, trusts, corporations, limited liability companies and public bodies.

“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by the particular Bond. For the purposes of this definition, any Bond authenticated and delivered under Section 211 of this Indenture in lieu of a lost, stolen or destroyed Bond shall be deemed to evidence the same debt as the lost, stolen or destroyed Bond.

“Preference Opinion” means, with respect to any moneys intended to be used to pay Debt Service, an unqualified opinion of counsel of national recognition experienced in bankruptcy matters that payment of such moneys to the Holders would not constitute an avoidable preference under Section 547 of the Bankruptcy Code recoverable under Section 550 thereof in the event of the filing of a petition thereunder by or against the Company or by the Issuer.

“Project” means, collectively, the Realty, the Building and the Equipment (as the same may at any time exist), to be leased to the Company pursuant to the Lease Agreement for use as manufacturing facilities for the manufacture of hydraulic cylinders, industrial tubing and other products or for such other purposes as may be consistent with the provisions of the Act and the Code and permitted by the Lease Agreement.

“Project Costs” means those costs of the Project for which payment may be made as provided in the Lease Agreement.

“Project Supervisor” means any agent of the Company, designated in writing by the Company, authorized to act for and on behalf of the Company in connection with any and all matters pertaining to the Project.

“Proposed Conversion Date” means any Business Day designated by the Company as a Conversion Date with respect to the Bonds.

“Purchase Price” means, with respect to any Bond tendered for purchase by Optional Tender or Mandatory Tender, 100% of the principal amount thereof plus accrued interest thereon, if any, from the last preceding Interest Payment Date to the Tender Date.

“Rate Determination Factors” means, to the extent applicable,

(a) market interest rates for comparable securities (outstanding tax-exempt bonds (i) with interest periods, maturities and demand purchase options substantially identical to the Bonds and (ii) if the Bonds are rated, rated by a Rating Agency in the same rating category as the Bonds) held by unit investment trusts or similar institutional investors with substantial portfolios;

(b) other financial market rates and indices which may have a bearing on the interest rate (including market rates borne by commercial paper, United States Treasury obligations, commercial bank prime rates, the London Interbank Offered Rate and other publicly available tax-exempt obligation rate indices);

(c) general financial market conditions (including current forward supply); and

(d) factors particular to the Project or the credit standing of the Company or the Bank.

“Rating Agency” means Moody’s or S&P, their respective successors and assigns and any other nationally recognized securities rating agency.

“Realty” means the real estate and interests therein constituting the site of the Building, as described in Exhibit A to the Lease Agreement, less any such real estate, interests in real estate and other rights as may be released from the Lease Agreement pursuant to the provisions thereof or taken by the exercise of the power of eminent domain.

“Rebate Fund” means the fund created and described in Section 407 hereof.

“Record Date” means (a) with respect to any Seven-Day Rate Interest Payment Date, the day immediately prior to such Interest Payment Date, and (b) with respect to any Yearly Fixed Rate Interest Payment Date or Permanent Fixed Rate Interest Payment Date, the 15th day (whether or not a Business Day) next preceding such Interest Payment Date.

“Register” means the books kept and maintained by the Registrar for registration and transfer of Bonds.

“Registrar” means the Trustee, until such time, if any, as a successor Registrar, which shall be a transfer agent registered in accordance with Section 17(A)(c) of the Securities Exchange Act of 1934, shall have become such pursuant to Section 513 of this Indenture.

“Related Documentation” means the documentation required to accompany a Substitute Letter of Credit or Alternate Credit Facility in accordance with the provisions of Section 5.8 of the Lease Agreement.

“Remarketing Agent” means the Remarketing Agent appointed in accordance with Section 518 hereof, the principal office of which shall be designated in writing by the Remarketing Agent to the Trustee, the Tender Agent, the Bank and the Company.

“Remarketing Agreement” means the Remarketing Agreement of even date herewith among the Issuer, the Company, the Trustee and the Remarketing Agent, as the same may hereafter be amended or supplemented.

“Remarketing Proceeds Account” means the account so named in the Bond Purchase Fund.

“Revenues” means (a) the Basic Rent; (b) all other moneys received or to be received by the Issuer or the Trustee in respect of payment of the Basic Rent, including without limitation, moneys and investments in the Bond Fund or Bond Purchase Fund and received by the Trustee from drawings made under the Letter of Credit or as a result of the remarketing of any Bonds, but excluding any moneys and investments in the Rebate Fund; (c) any moneys and investments in the Construction Fund; and (d) all income and profit from the investment of the foregoing moneys.

“S&P” means Standard & Poor’s, New York, New York.

“Seven-Day Rate” means the interest rate on the Bonds from time to time in effect during a Seven-Day Rate Period, as established pursuant to Section 202(f) hereof.

“Seven-Day Rate Determination Date” means a date on which the Seven-Day Rate is determined, as provided in Section 202(f) hereof.

“Seven-Day Rate Interest Payment Date” shall have the meaning assigned in Section 202(e)(i) hereof.

“Seven-Day Rate Period” means (a) the period beginning on the Issue Date and ending on the day immediately prior to the earlier of a Conversion Date or the maturity of the Bonds and (b) each period beginning on a Seven-Day Rate Recommencement Date and ending on the day immediately prior to the earlier of a Conversion Date or the maturity of the Bonds.

“Seven-Day Rate Recommencement Date” means the date immediately following the last day of a Yearly Fixed Rate Period on which the interest rate on the Bonds has not been effectively converted to a new Yearly Fixed Rate or the Permanent Fixed Rate.

“Special Record Date” means, with respect to any Bond, the date established by the Trustee in connection with the payment of overdue interest on that Bond pursuant to Section 604 hereof.

“State” means the State of Alabama.

“Stated Termination Date” means the date on which the Letter of Credit is stated to expire, unless extended in accordance with its terms.

“Substitute Letter of Credit” means an irrevocable letter of credit delivered to the Trustee in substitution for the Existing Letter of Credit, in compliance with the requirements of Section 5.8 of the Lease Agreement and accompanied by the Related Documentation.

“Taxable” means, when used in reference to the Bonds, that interest thereon is includable in the gross income of any Holder thereof for any reason other than the fact that such Holder is a “substantial user” of the Project or a “related person” as those terms are used in Section 147(a) of the Code. Interest on the Bonds shall not be deemed “Taxable” because interest is includable in any calculation of income for purposes of any alternative minimum tax, any foreign branch profits tax or any other type of taxation other than the regular federal tax imposed on gross income.

“Taxable Credit Agreement” means the Taxable Credit Agreement of even date herewith between the Company and the Bank, as issuer of the Taxable Letter of Credit, as the same may hereafter be amended or supplemented; or any comparable agreement relating to a substitute letter of credit or alternate credit facility issued in place of the Taxable Letter of Credit.

“Taxable Letter of Credit” means the irrevocable letter of credit in the form attached to the Taxable Credit Agreement as Exhibit A and delivered to the Trustee on or prior to the Issue Date to provide security for the payment of the Company Bonds.

“Tax-Exempt Credit Agreement” means the Tax-Exempt Credit Agreement of even date herewith between the Company and the Bank, as issuer of the Initial Letter of Credit, as the same may hereafter be amended or supplemented; or any comparable agreement relating to a Substitute Letter of Credit or Alternate Credit Facility.

“Telefax” means telecopy, telefax or other instantaneous transmission device; and whenever in this Indenture “confirmation by Telefax” is required, such requirement shall, unless otherwise herein provided, be deemed satisfied if such confirmation is received by not later than 10:00 a.m. Trustee’s Time on the Business Day following the day on which the communication to be confirmed was given.

“Tender Agent” means any Person appointed as such pursuant to Section 517 hereof. Until such time, if any, as a Tender Agent shall be appointed, the Trustee shall perform all duties of the Tender Agent; provided, that the Trustee shall not be required to maintain an office in New York, New York.

“Tender Date” means an Optional Tender Date or a Mandatory Tender Date, as the case may be.

“Tender Office” means the location of the office of the Tender Agent where Bonds may be exchanged and transferred. or tendered for purchase in accordance with the provisions hereof.

“Trustee’s Office” means the office from time to time designated by the Trustee, or its successor in trust, as its principal corporate trust office for purposes of discharging its trusts and duties under this Indenture, which office as of the Issue Date is located at 60 Commerce Street, Montgomery, Alabama.

“Trustee’s Time” means Central Standard Time or Central Daylight Time, as the case may be.

“Unassigned Rights” means all of the rights of the Issuer to receive payments or reimbursement pursuant to Section 3.3(c) of the Lease Agreement, to be held harmless and indemnified pursuant to Section 5.3 of the Lease Agreement, to be reimbursed for attorney’s fees and expenses pursuant to Section 6.4 of the Lease Agreement, to receive notices under the Lease Agreement and to give or withhold consent to amendments, supplements, modifications or termination of the Lease Agreement and of this Indenture pursuant to Section 7.5 of the Lease Agreement and Article VII of this Indenture, respectively.

“Underwriter” means Merchant Capital, L.L.C., Montgomery, Alabama.

“Unsurrendered Bonds” means Bonds (or portions thereof in authorized denominations hereunder) which are deemed purchased pursuant to Section 301 or Section 302 hereof, but which have not been presented to the Trustee or Tender Agent by the Holders thereof.

“Yearly Fixed Rate” means the interest rate to be borne by the Bonds on and after a Yearly Fixed Rate Conversion Date for the ensuing Yearly Fixed Rate Period, as established pursuant to Section 202(g) hereof.

“Yearly Fixed Rate Conversion Date” means any Business Day on which the Yearly Fixed Rate on the Bonds shall be effective pursuant to Section 202(g) hereof.

“Yearly Fixed Rate Interest Payment Date” shall have the meaning assigned in Section 202(e)(ii) hereof.

“Yearly Fixed Rate Period” means a period beginning on a Yearly Fixed Rate Conversion Date and ending on the day immediately prior to the earliest of a Conversion Date, a Seven-Day Rate Recommencement Date or the maturity of the Bonds.

Section 102. Interpretation. Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms “hereof”, “hereby”, “herein”, “hereto”, “hereunder” and similar terms refer to this Indenture; and the term “hereafter” means after, and the term “heretofore” means before, the effective date of this Indenture. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

Section 103. Captions and Headings. The captions and headings in this Indenture are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

[END OF ARTICLE I]

ARTICLE II

THE BONDS

Section 201. Authorized Amount of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. The aggregate principal amount of Bonds authorized to be issued under this Indenture is $ 1,000,000. This Indenture does not authorize the issuance of additional bonds or other indebtedness secured by the lien and entitled to the benefits hereof.

Section 202. Issuance of the Bonds: Terms Thereof.

(a) It is determined to be necessary to, and the Issuer shall, issue, sell and deliver the Bonds for the purpose of paying a portion of the Project Costs. The Bonds shall be designated “Industrial Development Revenue Bonds (Hyco Alabama Project) Series 2000”; shall be issuable only in fully registered form, substantially in the form attached as Exhibit A to this Indenture; shall be numbered consecutively from R-1 upwards; shall be dated the Issue Date; shall bear interest from the most recent date to which interest shall have been paid or duly provided for or, if no interest shall have been paid or duly provided for, from the Issue Date; and shall mature, unless earlier redeemed, on September 1, 2015. The Bonds shall be issuable (i) in denominations of $100,000 and any multiple of $5,000 in excess thereof, so long as the Bonds bear interest at the Seven-Day Rate; and (ii) in denominations of $5,000 and any integral multiple thereof, whenever the Bonds bear interest at a Yearly Fixed Rate or the Permanent Fixed Rate. The Bonds may be issued in book-entry form in accordance with the requirements of applicable law. The Bonds shall be initially issued as DTC Eligible Obligations, and therefore the requirements of Section 216 hereof shall be applicable.

(b) The Bonds shall bear interest at the Seven-Day Rate (i) from their date until and including the day immediately prior to the earlier of. a Conversion Date or the maturity of the Bonds and (ii) from any Seven-Day Rate Recommencement Date until and including the day immediately prior to the earlier of a Conversion Date or the maturity of the Bonds (each such period being herein called a “Seven-Day Rate Period”). The Bonds shall bear interest at a Yearly Fixed Rate from any Yearly Fixed Rate Conversion Date until and including the day immediately prior to the earliest of a Conversion Date, a Seven-Day Rate Recommencement Date or the maturity of the Bonds (any such period being herein called a “Yearly Fixed Rate Period”). The Bonds shall bear interest at the Permanent Fixed Rate from the Permanent Fixed Rate Conversion Date until and including the day immediately prior to the maturity of the Bonds (such period being herein called the “Permanent Fixed Rate Period”).

(c) Interest at the Seven-Day Rate shall be computed on the basis of a 365- or 366-day year, as the case may be, for the actual number of days elapsed. Interest at a Yearly Fixed Rate or the Permanent Fixed Rate shall be computed on the basis of a 360-day year with 12 months of 30 days each.

(d) Interest shall be payable on overdue principal of the Bonds and (to the extent legally enforceable) on any overdue installment of interest on the Bonds at the Interest Rate for Advances.

(e) Interest shall be payable in arrears on the following dates (each such date, an “Interest Payment Date”):

(i) With respect to interest payable at the Seven-Day Rate, on the first Thursday of each calendar month during a Seven-Day Rate Period (beginning October 5, 2000, for the initial Seven-Day Rate Period) and on the day immediately following any Seven-Day Rate Period (each such date, a “Seven-Day Rate Interest Payment Date”);

(ii) With respect to interest payable at a Yearly Fixed Rate, on the date immediately following the six-month period beginning on a Yearly Fixed Rate Conversion Date, semi-annually thereafter during a Yearly Fixed Rate Period, and on the day immediately following a Yearly Fixed Rate Period (each such date, a “Yearly Fixed Rate Interest Payment Date”); and

(iii) With respect to interest payable at the Permanent Fixed Rate, on March 1 and September 1 of each year, beginning on the March 1 or September 1 immediately following the Permanent Fixed Rate Conversion Date (each such date, a “Permanent Fixed Rate Interest Payment Date”).

(f) The Seven-Day Rate shall be determined on the Issue Date, on each Seven- Day Rate Recommencement Date, and on each Wednesday (or if Wednesday is not a Business Day, on the next succeeding Business Day) of each succeeding week during any Seven-Day Rate Period (each such date, a “Seven-Day Rate Determination Date”). The Seven-Day Rate so determined on each Seven-Day Rate Determination Date shall be effective from the day of each week during any Seven-Day Rate Period following the Seven-Day Rate Determination Date for such week until and including the day immediately prior to the earlier of a Conversion Date or the following Thursday; provided, however, that if the Seven-Day Rate is not so determined on any Seven-Day Rate Determination Date, the Seven-Day Rate as determined on the next preceding Seven-Day Rate Determination Date shall remain in effect until and including the day immediately prior to the earlier of a Conversion Date or the following Thursday. The Seven-Day Rate shall be determined by the Remarketing Agent and shall equal the lesser of (i) the Cap Rate or (ii) the interest rate determined by the Remarketing Agent to be the interest rate that would result in the market value of the Bonds on such Seven-Day Rate Determination Date being 100% of the principal amount thereof, taking into account the applicable Rate Determination Factors. On each Seven-Day Rate Determination Date the Remarketing Agent shall give notice of the Seven-Day Rate so determined by telephone, with confirmation by Telefax or other form of written notice selected by the Remarketing Agent, to the Trustee and the Company. The Trustee shall confirm the Seven-Day Rate on the Bonds from time to time in effect by telephone (confirmed in writing, if requested). The determination of the Seven-Day Rate by the Remarketing Agent (if not greater than the Cap Rate) shall be conclusive and binding on the Issuer, the Company, the Trustee, the Bank and the Holders from time to time of the Bonds.

(g) At any time that the Bonds bear interest at the Seven-Day Rate, or at any time during the six months preceding the expiration of any previously elected Yearly Fixed Rate Period, the Company may elect that the Bonds bear interest at a Yearly Fixed Rate for a Yearly Fixed Rate Period designated by the Company in the manner described in this subsection, which rate shall be equal to the lesser of (i) the Cap Rate or (ii) the interest rate established by the Remarketing Agent in the manner described in this subsection. The Company shall give the Trustee, the Remarketing Agent and the Bank written notice of the exercise of its option to convert the interest rate borne by the Bonds to the Yearly Fixed Rate, to be received by each of them not less than 30 days prior to the Proposed Conversion Date. Such notice shall also specify the length of the proposed Yearly Fixed Rate Period, which shall be one or more whole number of years from the Proposed Conversion Date. No Yearly Fixed Rate Period may be selected which would extend to the stated maturity of the Bonds unless the Proposed Conversion Date is the September 1 of any year. Any Yearly Fixed Rate Conversion Date selected by the Company during the six months preceding the termination of a Yearly Fixed Rate Period shall be a date not earlier than the date immediately following the termination of such Yearly Fixed Rate Period. On or before the Business Day immediately preceding the Proposed Conversion Date, the Remarketing Agent shall determine the interest rate to be borne by the Bonds during the proposed ensuing Yearly Fixed Rate Period, being that rate which would result in the market value of the Bonds on such Proposed Conversion Date being 100% of the principal amount thereof, taking into account applicable Rate Determination Factors, and on such date shall give telephonic notice, with confirmation by Telefax, of the interest rate so determined to the Trustee, the Company and the Bank. The interest rate so determined shall be the Yearly Fixed Rate from and after the Proposed Conversion Date for the ensuing Yearly Fixed Rate Period, provided that in no event shall the Yearly Fixed Rate exceed the Cap Rate. Notwithstanding the foregoing, such Yearly Fixed Rate shall not be established unless (I) there shall have been supplied to the Trustee, the Company, the Remarketing Agent and the Bank at or prior to 10:00 a.m. Trustee’s Time on the Proposed Conversion Date a Non-Taxability Opinion further stating that such conversion to the Yearly Fixed Rate is lawful under applicable law and permitted by this Indenture, and (ii) if a Substitute Letter of Credit is required to be delivered to the Trustee, such Substitute Letter of Credit shall have been delivered to the Trustee at or prior to 10:00 a.m. Trustee’s Time on the Proposed Conversion Date. If all conditions to the establishment of the Yearly Fixed Rate shall not have been met, the Bonds shall bear interest at the Seven-Day Rate from such Proposed Conversion Date until and including the earlier of the date immediately prior to the next effective Conversion Date or the maturity of the Bonds. The determination of the Yearly Fixed Rate shall be conclusive and binding on the Issuer, the Company, the Trustee, the Remarketing Agent, the Bank and the Holders from time to time of the Bonds. The Trustee shall stamp a legend on the face of each Bond authenticated on or after a Yearly Fixed Rate Conversion Date in substantially the following form:

“This Bond bears interest at a Yearly Fixed Rate, as defined in this Bond, which is             % per annum, from, until                                          .”

(h) At any time that the Bonds bear interest at the Seven-Day Rate, or at any time during the six months preceding the expiration of any previously elected Yearly Fixed Rate Period, the Company may elect that the Bonds shall bear interest at the Permanent Fixed Rate, which rate shall be equal to the lesser of (i) the Cap Rate or (ii) the interest rate established by the Remarketing Agent in the manner described in this subsection. The Company shall give the Trustee; the Remarketing Agent and the Bank written notice of the exercise of its option to convert the interest rate borne by the Bonds to the Permanent Fixed Rate, to be received by each of them at least 30 days prior to the Proposed Conversion Date. Any Permanent Fixed Rate Conversion Date selected during a Yearly Fixed Rate Period shall be a date not earlier than the date immediately following the termination of such Yearly Fixed Rate Period. On or before the Business Day next preceding the Proposed Conversion Date, the Remarketing Agent shall determine the interest rate to be borne by the Bonds during the proposed ensuing Permanent Fixed Rate Period, being that rate which would result in the market value of the Bonds on such Proposed Conversion Date being 100% of the principal amount thereof, taking into account the applicable Rate Determination Factors, and on such date shall give telephonic notice, with confirmation by Telefax, of the interest rate so determined to the Trustee, the Company and the Bank. The interest rate so determined shall be the Permanent Fixed Rate from and after the Proposed Conversion Date, provided that in no event shall the Permanent Fixed Rate exceed the Cap Rate. Notwithstanding the foregoing, such Permanent Fixed Rate shall not be established unless (i) there shall have been supplied to the Trustee, the Company and the Remarketing Agent at or prior to 10:00 a.m. Trustee’s Time on the Proposed Conversion Date a Non-Taxability Opinion further stating that such conversion to the Permanent Fixed Rate is lawful under applicable law and permitted by this Indenture, and (ii) if a Substitute Letter of Credit is required to be provided by the Company for the Permanent Fixed Rate Period, there shall have been delivered to the Trustee such Substitute Letter of Credit at or prior to 10:00 a.m. Trustee’s Time on the Proposed Conversion Date. If all conditions to the establishment of the Permanent Fixed Rate shall not have been met, the Bonds shall bear interest at the Seven-Day Rate from such Proposed Conversion Date until and including the earlier of the date immediately prior to the next effective Conversion Date or the maturity of the Bonds. The determination of the Permanent Fixed Rate shall be conclusive and binding on the Issuer, the Company, the Trustee, the Bank and the Holders from time to time of the Bonds. The Trustee shall stamp a legend on the face of each Bond authenticated on or after the Permanent Fixed Rate Conversion Date in substantially the following form:

“This Bond bears interest at the Permanent Fixed Rate, as defined in this Bond, which is             % per annum, from and after                                          .”

(i) Upon the execution and delivery of this Indenture, and satisfaction of the conditions established by the Issuer for delivery of the Bonds, including delivery to the Trustee of the Letter of Credit pursuant to Section 5.8 of the Lease Agreement, the Issuer shall execute the Bonds and deliver them to the Trustee or other Authenticating Agent for authentication and delivery to, or on the order of, the Underwriter. Prior to the delivery of the Bonds, there shall have been received by the Trustee a duly executed request and authorization to the Trustee from the Issuer to authenticate and deliver the Bonds to, or on the order of, the Underwriter upon payment to the Trustee of the amount specified therein, which amount shall be deposited in the Construction Fund as hereinafter described and as shall be more fully provided in said request and authorization of the Issuer.

(j) Pending preparation of definitive Bonds, the Issuer may issue and, upon its request, the Trustee or any Authenticating Agent shall authenticate, in lieu of definitive Bonds, one or more temporary printed or typewritten Bonds substantially in the form of Exhibit A hereto. Upon request of the Issuer, the Trustee or any Authenticating Agent shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds without charge. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

Section 203. Execution of Bonds. The Bonds shall be executed on behalf of the Issuer by its Chairman or Vice-Chairman under its corporate seal impressed or otherwise reproduced thereon and attested by its Secretary. The signature of any of these officers of the Issuer on the Bonds may be manual or, to the extent permitted by law, facsimile. In case any officer of the Issuer whose signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bonds, such signature shall nevertheless be valid and sufficient for all purposes, the same as if he had remained in office until delivery.

Section 204. Authentication of Bonds. Only such Bonds as shall have endorsed thereon a certificate of authentication substantially in the form set forth as part of Exhibit A hereto, duly executed by the Trustee or by any Authenticating Agent, shall be entitled to any right or benefit under this Indenture. No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee or by any Authenticating Agent, and such executed certificate upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an officer of the Trustee or any Authenticating Agent, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds issued under this Indenture.

Section 205. Payment and Ownership of Bonds. Debt Service on the Bonds shall be payable in lawful money of the United States of America without deduction for the services of the Trustee or any Paying Agent. Subject to the provisions of Section 214 of this Indenture, (a) the principal of and any premium on any Bond shall be payable when due to a Holder upon presentation and surrender of such Bond at the Trustee’s Office or at the office, designated by the Trustee, of any other Paying Agent, and (b) interest on any Bond shall be paid on each Interest Payment Date by check or draft which the Trustee shall cause to be sent on that date to the Person in whose name the Bond (or one or more Predecessor Bonds) is registered, at the close of business on the Record Date applicable to that Interest Payment Date, on the Register at the address appearing therein. If and to the extent, however, that the Issuer shall fail to make payment or provision for payment of interest on any Bond on any Interest Payment Date, whenever moneys become available for payment of that overdue interest and any subsequently accruing interest, (i) the Trustee shall, pursuant to Section 604 hereof, establish a Special Record Date for the payment of that interest which shall be not more than 15 nor fewer than ten days prior to the date of the proposed payment, and (ii) the Trustee shall cause notice of the proposed payment and of the Special Record Date to be mailed by first class mail, postage prepaid, to each Holder at its address as it appears on the Register not fewer than ten days prior to the Special Record Date and, thereafter, the interest shall be payable to the Persons who are the Holders of the Bonds (or their respective Predecessor Bonds) at the close of business on the Special Record Date.

The Holder of any Bond shall be deemed and regarded as the absolute owner thereof for all purposes of this Indenture; payment of or on account of the Debt Service on any Bond shall be made only to or upon the order of that Holder or its duly authorized attorney in the manner permitted by this Indenture; and neither the Issuer, the Trustee, the Registrar nor any Paying Agent or Authenticating Agent shall, to the extent permitted by law, be affected by notice to the contrary. All of those payments shall be valid and effective to satisfy and discharge the liability upon that Bond, including without limitation, the interest thereon, to the extent of the amount or amounts so paid.

Section 206. Redemption.

(a) The Bonds shall be redeemable in accordance with the redemption provisions contained in the Form of Bond attached as Exhibit A hereto and incorporated by reference herein.

(b) If Bonds are redeemed prior to maturity and a Letter of Credit is then in effect, the Trustee shall take such action as may be necessary to reduce the coverage of the Letter of Credit to an amount equal to the sum of (i) the principal of all Bonds Outstanding following the redemption, plus (ii) accrued interest thereon (A) for a period of 36 days at the Cap Rate, if the Bonds then bear interest at a Seven-Day Rate, or (B) for a period of 210 days at the rate per annum borne by the Bonds, if the Bonds then bear interest at a Yearly Fixed Rate on the Permanent Fixed Rate, plus (but only if the Bonds then bear interest at a Yearly Fixed Rate or the Permanent Fixed Rate) (iii) an amount equal to that percentage of the principal of all Bonds Outstanding following the redemption which corresponds to the then-applicable redemption premium (if any) payable on the Bonds in the event of a further optional redemption thereof.

(c) So long as a Letter of Credit is in effect, the Company acknowledges that any redemption of Bonds must be effected from a draw under the Letter of Credit, and that the Company must procure and furnish to the Trustee, by not later than the time of the election pursuant to Section 210 hereof, the written consent of the Bank to such redemption.

Section 207. Notice of Redemption. The notice of the call for redemption of Bonds shall identify (a) by designation, letters, numbers or other distinguishing marks, the Bonds or portions thereof to be redeemed, (b) the redemption price to be paid, (c) the date fixed for redemption and (d) the place or places where the amounts due upon redemption are payable. The notice shall be given or caused to be given by the Trustee on behalf of the Issuer by mailing a copy of the redemption notice by first class mail, postage prepaid, not more than 60 nor fewer than 30 days prior to the date fixed for redemption to the Holder of each Bond subject to redemption in whole or in part at the Holder’s address shown on the Register on the 15th day preceding that mailing; provided, that failure to receive notice by mailing, or any defect in that notice, as to any Bond shall not affect the validity of the proceedings for the redemption of any Bond for which notice is properly given.

Section 208. Payment of Redeemed Bonds. Notice having been mailed in the manner provided in the preceding Section, the Bonds and portions thereof called for redemption shall become due and payable on the redemption date, and upon presentation and surrender thereof at the place or places specified in that notice, shall be paid at the redemption price, plus interest accrued to the redemption date; provided that, so long as the Letter of Credit or an Alternate Credit Facility is in effect, payment of the Bonds upon optional redemption thereof shall be made from moneys only to the extent such moneys constitute Available Moneys.

If moneys for the redemption of all of the Bonds and portions thereof to be redeemed, together with interest accrued thereon to the redemption date, are held by the Trustee or any Paying Agent on the redemption date, so as to be available therefor on that date, then from and after the redemption date the Bonds and portions thereof called for redemption shall cease to bear interest and no longer shall be considered to be Outstanding hereunder. If those moneys shall not be so available on the redemption date, those Bonds and portions thereof shall continue to bear interest, until they are paid, at the same rate as they would have borne had they not been called for redemption.

All moneys deposited in the Bond Fund or held by the Trustee or a Paying Agent for the redemption of particular Bonds shall be held in trust for the account of the Holders thereof and shall be paid to them, respectively, upon presentation and surrender of those Bonds.

Section 209. Partial Redemption. If fewer than all of the Bonds are to be redeemed, the selection of Bonds to be redeemed, or portions thereof in amounts of $5,000 or any integral multiple thereof, shall be made by lot by the Trustee in any manner which the Trustee may determine. In the case of a partial redemption of Bonds by lot when Bonds of denominations greater than $5,000 are then Outstanding, each $5,000 unit of face value of principal thereof shall be treated as though it were a separate Bond of the denomination of $5,000. If it is determined that one or more, but not all, of the $5,000 units of face value represented by a Bond are to be called for redemption, then upon notice of redemption of a $5,000 unit or units, the Holder of that Bond shall surrender the Bond to the Trustee (a) for payment of the redemption price of the $5,000 unit or units of face value called for redemption (including without limitation, the interest accrued to the date fixed for redemption), and (b) for issuance, without charge to the Holder thereof, of a new Bond or Bonds of any authorized denomination in an aggregate principal, amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate as, the Bond surrendered.

Notwithstanding anything to the contrary contained in this Indenture, whenever the Bonds are to be redeemed in part, Bonds which are Bank Bonds at the time of selection of Bonds for redemption shall be selected for redemption prior to the selection of any other Bonds. If the aggregate principal amount of Bonds to be redeemed exceeds the aggregate principal amount of Bank Bonds at the time of selection, the Trustee may select for redemption Bonds in an aggregate principal amount equal to such excess by lot in any manner which the Trustee may determine.

Section 210. Election to Redeem. Except in the case of redemption pursuant to any mandatory redemption provisions (in connection with which no election need be made), Bonds shall be redeemed only by written election effected by notice from the Company (on behalf of the Issuer) to the Trustee. That notice shall specify the redemption date and the principal amount of Bonds to be redeemed, and shall be given at least 45 days prior to the redemption date or such shorter period as shall be acceptable to the Trustee. In the event that notice of redemption shall have been given by the Trustee to the Holders as provided in Section 207 hereof, there shall be deposited with the Trustee on or prior to the redemption date, funds which, in addition to any other moneys available therefor and held by the Trustee, will be sufficient to redeem at the redemption price thereof, plus interest accrued to the redemption date, all of the redeemable Bonds for which notice of redemption has been given.

Section 211. Mutilated, Lost, Stolen or Destroyed Bonds. In the event any Bond is mutilated, lost, stolen or destroyed, the Issuer shall execute and the Registrar shall authenticate a new Bond of like date, number and denomination to that mutilated, lost, stolen or destroyed; provided that, in the case of any mutilated bond, such mutilated Bond shall first be surrendered to the Registrar and, in the case of any lost, stolen or destroyed Bond, there shall be first furnished to the Issuer, the Company, the Registrar and the Trustee evidence of such loss, theft or destruction satisfactory to them together with indemnity satisfactory to them. In the event any such Bond shall have matured, instead of issuing a new Bond the Company may direct the Trustee to pay the same without surrender. The Issuer, the Registrar and the Trustee may charge the Holder of a mutilated, lost, wrongfully taken or destroyed Bond their reasonable fees and expenses in connection with their actions pursuant to this Section.

Section 212. Transfer and Exchange of Bonds. So long as any of the Bonds remain outstanding, the Issuer will cause books for the registration and transfer of Bonds, as provided in this Indenture, to be maintained and kept at the designated office of the Registrar.

Any Bond shall be transferable, subject to any restrictions on transferability therein contained, only upon the books of the Registrar by the Holder thereof in person or by his duly authorized attorney, upon surrender thereof to the Registrar with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or his duly authorized attorney. Upon the registration of transfer, the Issuer shall issue in the name of the transferee one or more new Bonds of the same aggregate principal amount as the surrendered Bond.

Bonds may be exchanged, at the option of their Holder, for Bonds of any authorized denomination in an aggregate principal amount equal to the unmatured and unredeemed principal amount of, and bearing interest at the same rate as, the Bonds being exchanged. The exchange shall be made upon presentation and surrender of the Bonds being exchanged at the designated office of the Registrar or at the designated office of any Authenticating Agent, together with an assignment duly executed by the Holder or its duly authorized attorney in any form which shall be satisfactory to the Registrar or the Authenticating Agent, as the case may be.

In all cases in which the privilege of exchanging or transferring Bonds is exercised, the Issuer shall execute and the Registrar or other Authenticating Agent shall authenticate and deliver new Bonds in accordance with the provisions hereof. The new Bonds shall be issued upon the surrender of the old Bonds, together with any appropriate due-bill check so that no gain or loss of interest results from said transfer or exchange.

No charge shall be made to any Holder for the privilege of transfer or exchange hereinabove granted, but any Holder requesting any such transfer or exchange shall pay any tax or other governmental charge required to be paid with respect thereto. Neither the Issuer, the Registrar nor any Authenticating Agent, as the case may be, shall be required to make any exchange or transfer of a Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing or to transfer or exchange any Bonds selected for redemption, in whole or in part.

Section 213. Safekeeping and Cancellation of Bonds. Any Bond surrendered pursuant to this, Article for the purpose of payment or retirement, or for exchange, replacement or transfer, shall be cancelled upon presentation and surrender thereof to the Registrar, the Trustee or any Paying Agent or Authenticating Agent. Any Bond cancelled by the Trustee or any Paying Agent or Authenticating Agent shall be transmitted promptly to the Registrar by the Trustee, Paying Agent or Authenticating Agent.

The Issuer, or the Company on behalf of the Issuer, may deliver at any time to the Registrar for cancellation any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever. All Bonds so delivered shall be promptly cancelled and destroyed by shredding or incineration by the Registrar. Certification of such surrender, cancellation and destruction (describing the manner thereof) shall be made to the Issuer, the Company and the Trustee by the Registrar once each calendar year.

Section 214. Special Agreement with Holders. Notwithstanding any provision of this Indenture or of any Bond to the contrary, upon written request of any Holder of at least $500,000 in aggregate principal amount of the Bonds, the Trustee (or other Paying Agent) shall enter into an agreement with that Holder providing for making all payments to that Holder of Debt Service on that Bond or any part thereof at a place and in a manner, including without limitation by wire transfer, other than as provided in this Indenture and in the Bond, upon any conditions which shall be satisfactory to the Trustee (or other Paying Agent) and the Company; provided, that payment in any event shall be made to the

Person in whose name a Bond shall be registered on the Register, with respect to payment of principal and premium, on the date such principal and premium is due, and, with respect to the payment of interest, as of the applicable Record Date or Special Record Date, as the case may be.

The Trustee (or other Paying Agent) will upon request furnish a copy of each of those agreements, certified to be a true copy by an officer of the Trustee (or other Paying Agent), to the Registrar, the Tender Agent and the Company. Any payment of Debt Service pursuant to such an agreement shall constitute payment thereof pursuant to, and for all purposes of, this Indenture.

Section 215. Acceptance of Letter of Credit.

(a) The Trustee is hereby authorized to accept the Initial Letter of Credit and any Substitute Letter of Credit delivered to it pursuant to Section 5.8 of the Lease Agreement.

(b) If a Substitute Letter of Credit shall have been delivered to the Trustee pursuant to Section 5.8 of the Lease Agreement and become effective, the Existing Letter of Credit shall be returned to the issuer thereof as provided in said Section of the Lease Agreement.

Section 216. DTC Eligibility Requirements. To induce DTC to accept the Bonds as eligible for deposit at DTC, and to assure compliance with the rules of DTC with respect to the Bonds, the Issuer and the Trustee agree, with respect to any Bonds that are to be deposited with DTC, to comply with the terms and provisions of the Letter of Representations, which are incorporated herein by this reference. In the event of any conflict between any term or provision of the Letter of Representations and any other term or provision of this Indenture, the terms and provisions of the Letter of Representations shall be controlling during any period that the Bonds are deposited with DTC.

[END OF ARTICLE II]

ARTICLE III

TENDER PROVISIONS

Section 301. Optional Tenders.

(a) The Holder of any Bond shall have the right to tender such Bond to the Tender Agent, for purchase at the Purchase Price, in whole or in part (and if in part, in any authorized denomination) on any Business Day (the “Optional Tender Date”) during any Seven-Day Rate Period, but not during any Yearly Fixed Rate Period or the Permanent Fixed Rate Period. In order to exercise such option with respect to any Bond, the Holder thereof must give to the Trustee at the Trustee’s Office, with a copy to the Tender Agent at the Tender Office, at least seven days prior to the proposed Optional Tender Date, notice (i) by telephone, confirmed by Notice of Tender not more than two Business Days after such telephonic notice, or (ii) by Notice of Tender. If the telephonic notice or the Notice of Tender specifies an Optional Tender Date that is not a Business Day, then such notice shall be deemed to specify the Business Day following the designated Optional Tender Date. Upon the delivery of Notice of Tender, such election to tender shall be irrevocable and binding upon such Holder. If a Notice of Tender shall have been duly given with respect to any Bond, the Holder of such Bond shall deliver such Bond to the Tender Agent at the Tender Office at or before 10:00 a.m. Trustee’s Time on the Optional Tender Date, together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form provided on such Bond or in such other form as shall be acceptable to the Tender Agent). Any Bond for which a Notice of Tender shall have been given but which shall not be so delivered to the Tender Agent (an “Unsurrendered Bond”), shall nevertheless be deemed to have been tendered by the Holder thereof on the Optional Tender Date. The Trustee shall, in its sole discretion, determine whether, with respect to any Bond, the Holder thereof shall have properly exercised the option to have its Bond purchased.

(b) If any such notice of tender for purchase shall have been given to the Trustee pursuant to this Section, the Trustee shall immediately give telegraphic or telephonic notice, with prompt confirmation by Telefax, to the Tender Agent, the Remarketing Agent, the Bank and the Company of the principal amount of Bonds as to which notice of tender for purchase shall have been given and the proposed Optional Tender Date therefor. On each Optional Tender Date the Trustee shall cause the Tender Agent to purchase, at the Purchase Price, all Bonds as to which Notices of Tender for purchase shall have been received. Funds for payment of the Purchase Price of such Bonds shall be drawn by the Trustee from the Bond Purchase Fund as provided in Section 406 of this Indenture.

(c) If there shall have been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the Purchase Price of all Bonds tendered or deemed tendered for purchase on an Optional Tender Date, any Unsurrendered Bonds shall be deemed to have been tendered for purchase and purchased from the Holder thereof on such Optional Tender Date and the Holder of any Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the Optional Tender Date. The Tender Agent shall authenticate a new Bond or Bonds in the same aggregate principal amount as the Unsurrendered Bonds, and shall hold or dispose of such new Bond or Bonds in accordance with the provisions of subsections (e) and (f) of Section 303 hereof. Upon receipt by the Tender Agent of any such Unsurrendered Bonds from the Holders thereof, the Trustee shall cause the Tender Agent to pay the Purchase Price in respect of such Unsurrendered Bonds to the Holders thereof and cancel such Unsurrendered Bonds.

Section 302. Mandatory Tenders.

(a) The Holder of each Bond shall be required to tender such Bond to the Tender Agent for purchase on (i) each Proposed Conversion Date, (ii) each date immediately following the expiration of a Yearly Fixed Rate Period that is not a Proposed Conversion Date, (iii) each proposed Letter of Credit Substitution Date, (iv) the first day of the calendar month in which the Stated Termination Date of the Letter of Credit occurs, and (v) the date specified by the Bank pursuant to Section 6011g) hereof by reason of a default under the Tax-Exempt Credit Agreement; or, if any of such dates is not a Business Day, the next succeeding Business Day (each such date, a “Mandatory Tender Date”), all as more fully provided in this Section.

(b) Notice of a Mandatory Tender shall be given by the Trustee by first-class mail, postage prepaid, to the Holders of all Bonds at their addresses appearing on the Register not fewer than 20 days prior to a Mandatory Tender Date. Such notice of Mandatory Tender shall:

(i) specify the Mandatory Tender Date;

(ii) state the reason for the Mandatory Tender (that is, the applicable event listed in subsection (a) of this Section);

(iii) if such Mandatory Tender Date is a proposed Letter of Credit Substitution Date or the first day of the calendar month in which the Stated Termination Date of the Letter of Credit occurs, state that the Trustee will no longer be permitted to make drawings under the Existing Letter of Credit after the proposed Letter of

Credit Substitution Date or the Stated Termination Date, as the case may be, which shall in either, case be specified;

(iv) if such Mandatory Tender Date is a Proposed Conversion Date or the date immediately following the expiration of a Yearly Fixed Rate Period that is not a Proposed Conversion Date, state the manner in which interest on the Bonds is anticipated to be calculated on and after the Mandatory Tender Date;

(v) state whether or not a Letter of Credit or Alternate Credit Facility will be or is expected to be in effect during the ensuing interest rate period; if not, that the rating or ratings on the Bonds may be reduced or withdrawn; but if so, the name of the Bank issuing the same, the rating or ratings, if any, assigned or expected to be assigned to the Bonds by reason of such Letter of Credit or Alternate Credit Facility, and whether such rating or ratings, if any, are equivalent to or lower than the rating or ratings on the Bonds in effect prior to the Mandatory Tender Date; and

(vi) state that all Bonds must be tendered by the Holder thereof to the Tender Agent at the Tender Office at or before 10:00 a.m. Trustee’s Time on such Mandatory Tender Date, together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form provided in the Bonds or such other form as shall be acceptable to the Tender Agent), and shall be purchased on the Mandatory Tender Date at the Purchase Price. Any Bond that is not so delivered to the Tender Agent (an “Unsurrendered Bond”) shall be deemed to have been tendered for purchase by the Holder thereof on the Mandatory Tender Date.

(c) All Bonds shall be tendered by the Holders thereof for purchase at or before 10:00 a.m. Trustee’s Time on the Mandatory Tender Date, by delivering such Bonds to the Tender Agent at the Tender Office, together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form provided in the Bonds or such other form as shall be acceptable to the Tender Agent). On the Mandatory Tender Date, the Trustee shall cause the Tender Agent to purchase all Bonds at the Purchase Price. All Bonds so to be purchased that are not delivered to the Tender Agent on the Mandatory Tender Date (the “Unsurrendered Bonds”) shall nevertheless be deemed to have been tendered for purchase by the Holders thereof on the Mandatory Tender Date. Funds for payment of the Purchase. Price of such Bonds shall be drawn by the Trustee from the Bond Purchase Fund as provided in Section 406 of this Indenture.

(d) If there shall have been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the Purchase Price of all Bonds tendered or deemed tendered for purchase on the Mandatory Tender Date, the Holder of any Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the relevant Mandatory Tender Date, and all such Unsurrendered Bonds shall be deemed to have been tendered for purchase and purchased on such Mandatory Tender Date. The Tender Agent shall authenticate a new Bond or Bonds in the same aggregate principal amount as the Unsurrendered Bonds, and shall hold or dispose of such new Bond or Bonds in accordance with the provisions of subsections (e) and (f) of Section 303 hereof. Upon receipt by the Tender Agent of any such Unsurrendered Bonds from the Holders thereof, the Trustee shall cause the Tender Agent to pay the Purchase Price of such Unsurrendered Bonds to the Holders thereof and cancel such Unsurrendered Bonds.

Section 303. Procedures for Purchase and Remarketing.

(a) Unless directed by the Company not to do so, the Remarketing Agent will use its best efforts to remarket all Bonds tendered or deemed to be tendered for purchase pursuant to Sections 301 and 302 hereof, and, when directed in writing by the Company, to remarket all Bonds held by the Tender Agent pursuant to this Section; provided no such remarketing shall be made to the Company, the Issuer or any Affiliate of either; provided further no such remarketing shall be permitted while an Event of Default exists. The Company may at any time, upon written direction to the Remarketing Agent, direct the Remarketing Agent to cease or resume the remarketing of some or all of the Bonds.

(b) As soon as practicable, but by not later than 3:00 p.m. Trustee’s Time on the Business Day preceding any Tender Date, the Remarketing Agent shall give telegraphic or telephonic notice, confirmed on the same day by Telefax, to the Trustee, the Tender Agent, the Company and the Bank, of:

(i) the principal amount of Bonds, if any, remarketed by it pursuant to the first sentence of Section 303(a) hereof (or that no Bonds have been so remarketed, if such is the case); and

(ii) the names, addresses and taxpayer identification numbers of those who, upon payment therefor as herein specified, shall become the new registered Holders of, and the principal amount and denominations of, such Bonds, if any, as shall have been remarketed by it pursuant to this Section.

The Remarketing Agent shall make appropriate settlement arrangements between the purchasers of such remarketed Bonds and the Trustee, and shall by appropriate instructions direct such purchasers to pay the Purchase Price of the Bonds which shall have been so remarketed to the Trustee or its order in federal or other immediately available funds at or before 11:00 a.m. Trustee’s Time on the Tender Date; provided, the Remarketing Agent shall further instruct each such purchaser that payment must in any event be made by 11:00 a.m. Trustee’s Time on the Tender Date, or else that purchaser will not be entitled to receive the Bonds purchased by it until the next Business Day and that purchaser will be required to pay additional accrued interest on the Bonds from the Tender Date to the next Business Day; provided, further, if Bonds are remarketed after a Tender Date, such purchasers shall be instructed to pay, in addition to the Purchase Price, accrued interest on the Bonds from the Tender Date to the date such purchasers do make payment to the Trustee by 11:00 a.m. Trustee’s Time. The Remarketing Agent shall further instruct purchasers of remarketed Bonds to which subsection (g) hereof applies, to deliver acknowledgment to the Trustee that they have received notice of redemption or Mandatory Tender, as the case may be. The Trustee shall deposit the proceeds of any such remarketing in the Remarketing Proceeds Account of the Bond Purchase Fund and shall hold such moneys therein in trust for the benefit of the Person who or which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been registered or delivered to or for the account of such Person.

(c) At or before 1:00 p.m. New York, New York time on each Tender Date, the Trustee shall cause the Tender Agent to pay the Purchase Price to each Holder of a Bond (or portion thereof) tendered for purchase in federal or other immediately available funds. The Tender Agent shall pay such Purchase Price from moneys on deposit in the Bond Purchase Fund; provided, that the Tender Agent shall not pay the Purchase Price of any Unsurrendered Bond, unless and until the Holder of such Unsurrendered Bond presents such Unsurrendered Bond, together with an instrument of assignment or transfer duly executed in blank, to the Tender Agent. All Bonds so purchased by the Tender Agent shall be delivered by the Tender Agent in accordance with this Section.

(d) The Tender Agent shall hold all Bonds delivered to it pursuant to Sections 301 and 302 hereof in trust solely for the benefit of the respective Holders who shall have so delivered such Bonds until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of such Holder.

(e) Bonds purchased on a Tender Date with moneys drawn under the Letter of Credit shall be held or disposed of by the Tender Agent as follows:

(i) If the Letter of Credit provides by its terms that the amount available for drawing thereunder to pay Purchase Price reinstates upon the Bank’s receipt from the Trustee or its representative of written notice of reimbursement (whether from proceeds of remarketing of Bonds or payments by the Company) and the moneys constituting such reimbursement, then the Trustee shall, by not later than 12:00 Noon Trustee’s Time on any Tender Date, to the extent the Trustee shall have received remarketing proceeds or payments of Basic Rent in respect of Purchase Price by such time, forward such notice of reimbursement and the aggregate amount of such reimbursement to the Bank in accordance with the terms of the Letter of Credit. The Trustee shall immediately furnish to the Tender Agent a copy of such notice to the Bank, whereupon the Tender Agent shall register that amount of such Bonds equal to the amount so reimbursed as follows: (A) to the extent such Bonds shall have been remarketed by the Remarketing Agent, as directed by the Remarketing Agent pursuant to subsection (b) of this Section; and/or (B) to the extent such Bonds shall not have been remarketed, in the name of the Company. The Bank shall give telephonic notice to the Trustee and the Tender Agent, confirmed on the same day by Telefax (a “Reimbursement Notice”), that it has received from the Trustee or its representative the notice of reimbursement and the amount of the reimbursement; such notice shall further state the amount, if any, reimbursed directly to the Bank by or on behalf of the Company, and that the Letter of Credit has been reinstated by such amount, whereupon the Tender Agent shall register in the name of the Company an amount of Bonds equal to such amount reimbursed directly to the Bank.

(ii) If the Trustee shall not have received moneys (whether from remarketing proceeds or payments from the Company) sufficient to make reimbursement to the Bank in full, and if the Trustee and Tender Agent shall not have received a Reimbursement Notice from the Bank as to any reimbursement made directly to the Bank by or on behalf of the Company, then the Tender Agent shall register in the name of the Bank that amount of such Bonds equal to the amount not reimbursed (“Bank Bonds”); such Bonds shall remain so registered until such time, if any, as the Trustee shall receive from the Bank a Reimbursement Notice, whereupon the Tender Agent shall re-register Bank Bonds pursuant to clause (i) of this subsection. Moreover, if the Letter of Credit does not provide by its terms that the amount available for drawing thereunder to pay Purchase Price reinstates upon the Bank’s receipt from the Trustee or its representative of notice of reimbursement and the moneys constituting such reimbursement, the Tender Agent shall register in the name of the Bank all tendered Bonds until the Trustee and Tender Agent shall have received written evidence from the Bank of the reinstatement of the Letter of Credit in the amount of the tendered Bonds, whereupon the Tender Agent shall re-register Bank Bonds pursuant to clause (i) of this subsection.

(iii) Bonds registered as directed by the Remarketing Agent shall be delivered by the Tender Agent to, or upon the direction of, the Remarketing Agent. Company-Owned Bonds shall be held by the Tender Agent for the account of the Company or, upon written request of the Company, shall be delivered to the Company. Bank Bonds shall be held by the Tender Agent on behalf of the Bank or, upon written request of the Bank, shall be delivered to the Bank.

(f) Bonds purchased with moneys from any source other than moneys drawn under the Letter of Credit shall be registered as follows: (i) to the extent such Bonds shall have been remarketed by the Remarketing Agent, as directed by the Remarketing Agent pursuant to subsection (b) of this Section, and/or (ii) to the extent such Bonds shall not have been remarketed, in the name of the Company. Bonds registered as directed by the Remarketing Agent shall be delivered by the Tender Agent to, or upon the direction of, the Remarketing Agent. Company-Owned Bonds shall be held by the Tender Agent for the account of the Company or, upon written request of the Company, shall be delivered to the Company.

(g) Any Bond remarketed by the Remarketing Agent that shall theretofore have been called for redemption shall be redelivered with a copy of the redemption notice, and any such Bond as to which notice of Mandatory Tender shall theretofore have been given pursuant to Section 302 hereof shall be redelivered with a copy of the notice of Mandatory Tender.

(h) Bonds purchased pursuant to the Optional Tender or Mandatory Tender provisions of this Indenture shall not, by virtue of such purchase, be deemed paid or cancelled, but shall remain Outstanding until fully paid within the meaning of Article VIII hereof. Notwithstanding any other provision herein which may be interpreted to the contrary, any purchase of Bonds pursuant to a remarketing by the Remarketing Agent shall not be viewed as a sale of the Bonds from the Holder directly to a new purchaser, but rather as a sale to the Remarketing Agent and a resale by the Remarketing Agent to the new purchaser. Proceeds of a remarketing are intended to be a source of payment, together with amounts available under the Letter of Credit and other funds as specified herein, for Bonds following tender and delivery in accordance with this Article; and the occurrence of a successful remarketing is not a precondition to a Holder’s right to receive payment for its Bonds following tender and delivery in accordance with this Article.

[END OF ARTICLE III]

ARTICLE IV

PROVISIONS AS TO FUNDS AND PAYMENTS

Section 401. Bond Fund.

(a) There is hereby created and established with the Trustee a trust fund designated “The Industrial Development Board of the City of Arab — Hyco Alabama 2000 Bond Fund” (the “Bond Fund”). Amounts in the Bond Fund shall be used solely to pay Debt Service on the Bonds as the same shall become due and payable or to reimburse the Bank for amounts drawn under the Letter of Credit, as provided in subsection (d) of this Section.

(b) There shall be deposited in the appropriate account in the Bond Fund, as and when received:

(i) All moneys drawn by the Trustee under the Letter of Credit for the purpose of paying the principal amount of the Bonds and the interest due thereon on any Bond Payment Date, into the Credit Facility Account;

(ii) All payments of Basic Rent under the Lease Agreement with respect to Debt Service, into the Company Account;

(iii) All other moneys required to be deposited in the Bond Fund pursuant to the Lease Agreement or this Indenture, into the Company Account; and

(iv) All other moneys received by the Trustee when accompanied by directions that such moneys are to be deposited in the Bond Fund, into the Company Account.

(c) The Issuer hereby authorizes and directs the Trustee to withdraw sufficient moneys from the Bond Fund to pay Debt Service on the Bonds as the same shall become due and payable, whether at maturity, by call for redemption or otherwise, which authorization and direction the Trustee hereby accepts. Funds for such payments of Debt Service shall be derived from the following sources in the order of priority indicated:

(i) First, moneys drawn by the Trustee under the Letter of Credit, and

(ii) Second, all other moneys on deposit in the Bond Fund.

(d) If the Letter of Credit is then in effect, prior to 12:00 noon (New York, New York, time) on each Business Day preceding a Bond Payment Date the Trustee shall, without making any prior claim or demand upon the Company for payment of Basic Rent, make a draw under the Letter of Credit in an amount equal to the amount of Debt Service due on such Bond Payment Date on Bonds other than Bank Bonds or Company-Owned Bonds. Any such moneys drawn under the Letter of Credit shall be deposited and held in the Credit Facility Account in the Bond Fund, and shall not be commingled with other moneys in the Bond Fund. If moneys from any source other than a drawing under the Letter of Credit were, on the date of such draw or any later date, on deposit in the Bond Fund and available for the payment of Debt Service on Bonds other than Bank Bonds or Company-Owned Bonds, the Trustee shall nevertheless draw under the Letter of Credit to make such payment of Debt Service, and the moneys available from such other source shall, to the extent of the amount paid by the Bank against such draw, be paid to the Bank by 12:00 noon Trustee’s Time on the date of such draw or on any later date that moneys become so deposited. All moneys so drawn under the Letter of Credit shall be used to pay Debt Service on Bonds other than Bank Bonds or Company-Owned Bonds.

(e) Debt Service on Bank Bonds and Company-Owned Bonds shall be paid (i) with moneys deposited in the Bond Fund from any source other than a drawing under the Letter of Credit and (ii) to the Bank and the Company, respectively.

Section 402. Payment of Debt Service. The Trustee shall be obligated to draw under the Letter of Credit or Alternate Credit Facility at such times and in such manner and amounts as shall be necessary to provide for the payment when due of Debt Service on Bonds other than Bank Bonds or Company-Owned Bonds. The Trustee shall not in any event be liable for any failure on the part of the Bank to make payment under the Letter of Credit once a draw in conformity with the terms of the Letter of Credit shall have been submitted by the Trustee.

Section 403. Non-Presentment of Bonds. In the event any Bonds shall not be presented for payment when the principal thereof becomes due, either at maturity, upon redemption or otherwise, or a check or draft for interest is not cashed, if funds sufficient to pay such Bonds or such check or draft shall have been made available to the Trustee for the benefit of the Holders thereof, all liability of the Issuer to the Holders thereof for the payment of such Bonds or such check or draft shall cease, determine and be completely discharged as of the time such funds are made available to the Trustee and thereupon it shall be the duty of the Trustee to hold such funds, uninvested, in a separate account of the Bond Fund or Bond Purchase Fund, as appropriate, for the benefit of the Holders of such Bonds, who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on their part under this Indenture or on, or with respect to, such Bonds.

Any of those moneys which shall be so held by the Trustee, and which remain unclaimed by the Holder of a Bond not presented for payment or check or draft not cashed for a period of three (3) years after the due date thereof, shall be paid to the Company free of any trust or lien. Thereafter, the Holder of that Bond shall look only to the Company for payment and then only to the amounts so received by the Company without any interest thereon, and the Trustee shall not have any responsibility with respect to those moneys.

Section 404. Release of Funds Upon Payment of Bonds. Except as provided in Section 403 hereof, any amounts remaining in the Bond Fund (other than amounts in the Credit Facility Account) or the Bond Purchase Fund (other than amounts in the Remarketing Proceeds or Credit Facility Proceeds Accounts) after payment in full of the Bonds, the fees, charges and expense of the Issuer and of the Trustee, the Paying Agents and any other Fiduciaries hereunder and all other amounts required to be paid hereunder, shall be paid to the Company if there is then no Event of Default under and as defined in the Lease Agreement.

Any amounts remaining in the Credit Facility Account, Remarketing Proceeds Account or Credit Facility Proceeds Account shall be paid to the Bank and not to the Company.

Section 405. Construction Fund.

(a) There is hereby created and established with the Trustee a trust fund designated “The Industrial Development Board of the City of Arab — Hyco Alabama 2000 Construction Fund (the “Construction Fund”). All the proceeds of the sale of the Bonds shall be deposited in the Construction Fund.

(b) The moneys in the Construction Fund shall be paid out by the Trustee from time to time solely for the purposes of (1) paying Issuance Costs, as defined in the Lease Agreement, but subject to the limitation in Section 2.3(n) of the Lease Agreement; (2) reimbursing to or for the account of the Company all funds advanced to the Issuer or otherwise expended (including for this purpose any interim indebtedness incurred) on or after December 27, 1999 for the acquisition, construction and equipping of the Project; and (3) paying the Project Costs.

(c) The Trustee shall make such payments from the Construction Fund, but in each case only after receipt of a payment requisition substantially in the form of Exhibit C attached hereto, duly completed and executed. Each such payment requisition (1) shall be signed by any duly authorized officer, employee or agent of the Issuer; (2) shall state, with respect to each payment requested thereby, the amount requested to be paid, the name and address of the person, firm or corporation to whom such payment is due and the purpose for which such payment is to be made; (3) shall be consecutively numbered; (4) shall be accompanied by bills, invoices or other appropriate documentation supporting the payments or reimbursements requested; (5) shall bear an endorsement signed by the Project Supervisor as to the matters therein specified; and (6) shall, prior to submission to the Trustee, have been submitted to and approved by the Bank in accordance with the provisions of the Tax- Exempt Credit Agreement.

(d) The provisions of this Section to the contrary notwithstanding, if with respect to payment of any item of Project Cost from the Construction Fund the Company shall furnish the Trustee a certificate signed by the Project Supervisor stating that the Issuer had failed or refused, after reasonable request therefor made by the Company, to issue a payment requisition for payment of such item, the payment requisition therefor may be signed in the name of the Issuer by the Project Supervisor, and the Trustee shall be fully protected in making the payments directed by such payment requisition as fully and completely as if it were signed by an authorized officer, employee or other agent of the Issuer, provided that such payment requisition is accompanied by the endorsement and other documentation required by the provisions of this Section.

(e) Any amounts remaining in the Construction Fund after the Completion Date shall be applied as directed by the Company pursuant to Section 4.5(c) of the Lease Agreement.

Section 406. Bond Purchase Fund.

(a) There is hereby created and established with the Trustee a trust fund designated “The Industrial Development Board of the City of Arab — Hyco Alabama 2000 Bond Purchase Fund” (the “Bond Purchase Fund”). The Trustee shall be the custodian for the Bond Purchase Fund, and moneys in such Fund may be disbursed by the Trustee as hereinafter provided. The moneys in the Bond Purchase Fund shall be used (i) to pay the Purchase Price of Bonds due on any Tender Date or (ii) to reimburse the Bank for amounts drawn under the Letter of Credit, as provided in subsection (d) of this Section.

(b) There shall be deposited in the appropriate account of the Bond Purchase Fund, as and when received:

(i) All moneys drawn by the Trustee under the Letter of Credit for the purpose of paying the Purchase Price of Bonds due on any Tender Date, into the Credit Facility Proceeds Account;

(ii) All payments of Basic Rent under the Lease Agreement with respect to Purchase Price, into the Miscellaneous Account;

(iii) The proceeds of any remarketing of Bonds by the Remarketing Agent, into the Remarketing Proceeds Account;

(iv) All other moneys required to be deposited in the Bond Purchase Fund pursuant to the Lease Agreement or this Indenture, into the Miscellaneous Account; and

(v) All other moneys received by the Trustee when accompanied by directions that such moneys are to be deposited in the Bond Purchase Fund, into the Miscellaneous Account.

(c) The Trustee is hereby authorized and directed to withdraw sufficient moneys from the Bond Purchase Fund to pay the Purchase Price of Bonds due on any Tender Date. Funds for such payments shall be derived from the following sources in the order of priority indicated:

(i) First, moneys drawn by the Trustee under the Letter of Credit;

(ii) Second, moneys received by the Trustee from the remarketing of Bonds by the Remarketing Agent; and

(iii) Third, all other moneys on deposit in the Bond Purchase Fund.

(d) If the Letter of Credit is then in effect, prior to 12:00 noon (New York, New York, time) on the Business Day preceding each Tender Date the Trustee shall, with out making any prior claim or demand upon the Company for payments of Basic Rent with respect to the Purchase Price of

Bonds, make a draw under the Letter of Credit in an amount equal to the Purchase Price of all Bonds to be purchased on such Tender Date. Any such moneys drawn under the Letter of Credit shall be deposited and held in the Credit Facility Proceeds Account in the Bond Purchase Fund, and shall not be commingled with other moneys in the Bond Purchase Fund. If moneys from any source other than a drawing under the Letter of Credit were, at the time of such draw, on deposit in the Remarketing Proceeds Account or Miscellaneous Account of the Bond Purchase Fund and available for the payment of such Purchase Price, the Trustee shall nevertheless draw under the Letter of Credit in the full amount of such Purchase Price, and any such moneys available in the Bond Purchase Fund on such Tender Date from such other sources shall, to the extent of the amount paid by the Bank against such draw, be paid to the Bank. If proceeds from the remarketing of Bonds shall have been deposited in the Remarketing Proceeds Account of the Bond Purchase Fund, or if moneys paid by the Company in respect of Purchase Price shall have been deposited in the Miscellaneous Account of the Bond Purchase Fund, in either event by 11:00 a.m. Trustee’s Time on such Tender Date or any later date, the Trustee shall pay or cause to be paid such amounts to the Bank as promptly as possible, but in any event by 12:00 noon Trustee’s Time on any date the Trustee shall receive such amounts, so long as the Trustee shall have received such amounts by 11:00 a.m. Trustee’s Time on that date.

Section 407. Rebate Fund. There is hereby created by the Issuer and ordered established in the custody of the Trustee a fund designated “The Industrial Development Board of the City of Arab — Hyco Alabama 2000 Rebate Fund” (the “Rebate Fund”). Any provision hereof to the contrary notwithstanding, amounts credited to the Rebate Fund shall be free and clear of any lien hereunder.

As required by the Lease Agreement, the Company shall calculate and report to the Trustee, within 20 days after each Computation Date, the amount of Excess Earnings as of the end of that Bond Year or the date of such payment in full. The Trustee shall notify the Company in writing of the amount then on deposit in the Rebate Fund. If the amount then on deposit in the Rebate Fund is in excess of the Excess Earnings, the Trustee shall forthwith pay that excess amount to the Company. If the amount then on deposit in the Rebate Fund is less than the Excess Earnings, the Company shall, within five days after receipt of the aforesaid notice from the Trustee, pay to the Trustee for deposit in the Rebate Fund an amount sufficient to cause the Rebate Fund to contain an amount equal to the Excess Earnings. Within 30 days after the end of the fifth Bond Year and every fifth Bond Year thereafter, the Trustee, acting at the written direction of the Company and on behalf of the Issuer, shall pay to the United States, in accordance with Section 148(f) of the Code from the moneys then on deposit in the Rebate Fund, an amount calculated by the Company to be equal to 90% (or such greater percentage not in excess of 100% as the Company may direct the Trustee to pay) of the Excess Earnings earned from the Issue Date through the end of such fifth Bond Year (less the amount of Excess Earnings, if any, previously paid to the United States pursuant to this Section). Within 60 days after the payment in full of all Bonds then outstanding the Trustee shall, at the written direction of the Company and on behalf of the Issuer, pay to the United States in accordance with Section 148(f) of the Code from the moneys deposited in the Rebate Fund an amount calculated by the Company to be equal to 100% of the Excess Earnings earned from the Issue Date to the date of such payment in full (less the amount of Excess Earnings, if any, previously paid to the United States pursuant to this Section) and any moneys remaining in the Rebate Fund following such payment shall be paid to the Company. In each case of any payment made pursuant to either of the two preceding sentences, it shall be the responsibility of the Company to prepare and furnish to the Trustee any information returns or forms required to accompany such payment. All computations of Excess Earnings pursuant to the Lease Agreement shall treat the amount or amounts, if any, previously paid to the United States pursuant to this Section as amounts on deposit in the Rebate Fund.

The Trustee shall be entitled to rely on the calculations made by the Company and shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in reliance upon those calculations.

The Trustee shall make available to the Company such records as the Trustee customarily maintains concerning the investments of the gross proceeds of the Bonds and the investments of earnings from those investments.

The provisions of this Section 407 shall not apply if and to the extent that the Issuer, the Company and the Trustee receive a Non-Taxability Opinion regarding the failure to comply therewith.

Section 408. Investment of Fund Moneys. Moneys in the Bond Fund and the Bond Purchase Fund (except for moneys therein (i) held pursuant to Section 403 hereof, (ii) to pay Unsurrendered Bonds or (iii) representing proceeds of a drawing under the Letter of Credit, which moneys shall be either held in cash and not invested or invested only in Government Obligations with a maturity of not to exceed 30 days or fewer, as needed) and in the Rebate Fund and the Construction Fund shall be invested and reinvested by the Trustee in Eligible Investments at the written direction of the Company, consistent, however, with the covenants of the Company contained in Section 5.7 of the Lease Agreement. Investments of moneys in the Bond Fund shall mature or be redeemable (at the option of the Trustee) at the times and in the amounts necessary to provide moneys to pay Debt Service on Bonds as the same shall become due at stated maturity, by redemption or otherwise. Each investment of moneys in the Construction Fund shall mature or be redeemable at such time as the Company advises will be necessary to make payments from the Construction Fund.

Subject to any written directions from the Company with respect thereto, from time to time, the Trustee may sell those investments and reinvest the proceeds therefrom in Eligible Investments maturing or redeemable as aforesaid. Any of those investments may be purchased from or sold to any Fiduciary or any bank, trust company or savings and loan association affiliated with any Fiduciary. The Trustee shall sell or redeem investments credited to the Bond Fund to produce sufficient moneys applicable hereunder to and at the times required for the purpose of paying Debt Service on Bonds when due as aforesaid, and shall do so without necessity for any order on behalf of the Issuer and without restriction by reason of any order. An investment made from moneys credited to the Bond Fund, the Bond Purchase Fund, the Rebate Fund or the Construction Fund shall constitute part of that respective Fund, and each respective Fund shall be credited with all proceeds of sale and income from investment of moneys credited thereto. For purposes of this Indenture, all investments shall be valued at face amount or market value, whichever is less.

In addition to the foregoing requirements, the Issuer will not pay or agree to pay to a party, other than the United States, any portion of the Excess Earnings (computed as of the most recent prior Computation Date) through a transaction that reduces the aggregate amount earned on all nonpurpose investments in which gross proceeds of the Bonds are invested or that results in a smaller profit or a larger loss than would have resulted in an arm’s length transaction in which the yield on the nonpurpose investment was not subject to any restriction. As used herein, the terms “gross proceeds”, “nonpurpose investments” and “yield” have the meanings assigned to them for purposes of Section 148 of the Code.

Furthermore, except to the extent set forth in an opinion of Bond Counsel, investments or deposits of proceeds of Bonds in certificates of deposit or pursuant to investment contracts shall not be made without compliance, at or prior to such investment or deposit, with the requirements of Treasury Regulations Section 1.148-5(d)(6)(ii) and (iii), respectively, or with any successor provisions thereto.

Section 409. Moneys to be Held in Trust. Except where moneys have been deposited with or paid to the Trustee pursuant to an instrument restricting their application to particular Bonds, all moneys required or permitted to be deposited with or paid to the Trustee or any Paying Agent under any provision of this Indenture, the Lease Agreement or the Letter of Credit, and any investments thereof, shall be held by the Trustee or that Paying Agent in trust. Except for (a) moneys deposited with or paid to the Trustee or any Paying Agent for the redemption of Bonds, notice of the redemption of which shall have been duly given, (b) moneys held by the Trustee pursuant to Section 403 hereof, and (c) any moneys in the Rebate Fund, all moneys described in the preceding sentence held by the Trustee or any Paying Agent shall be subject to the lien hereof while so held.

[END OF ARTICLE IV]

ARTICLE V

FIDUCIARIES

Section 501. Trustee’s Acceptance and Responsibilities. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

(a) The Trustee, prior to the occurrence of an Event of Default and after curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default shall have occurred (which shall not have been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, and shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Company), approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.

(c) The Trustee shall not be responsible for any recital herein, or in the Bonds (except with respect to any certificate of authentication on the Bonds executed by the Trustee), or for any matters in respect of the Project, or for the validity of the execution by the Issuer of this Indenture or of any supplement hereto or instruments of further assurance, or for the sufficiency or maintenance of the security for the Bonds issued hereunder or intended to be secured hereby.

(d) The Trustee shall not be accountable for the use of the proceeds of any Bonds authenticated or delivered hereunder, other than to comply with the Issuer’s request and authorization with respect thereto as described in Section 202(i) hereof. The Trustee may become a Holder of Bonds secured hereby with the same rights which it would have if not Trustee.

(e) The Trustee shall be protected, in the absence of bad faith, in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, Telefax or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any Person who at the time of making such request or giving such authority or consent is a Holder of any Bond, shall be conclusive and binding upon all future Holders of the same Bond and of Bonds issued in exchange therefor or in place thereof.

(f) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed on behalf of the Issuer by any duly authorized officer thereof as sufficient evidence of the facts therein contained; and prior to the occurrence of an Event of Default of which the Trustee shall have been notified as provided in subsection (h) of this Section, or of which pursuant to said subsection it shall be deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, though the Trustee may at its discretion (but shall in no case be bound to) secure such further evidence as it shall deem necessary or advisable.

(g) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and it shall not be answerable for other than its negligent action or failure to act or willful misconduct.

(h) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except Events of Default by reason of (i) the Bank’s notice under Section 601(g) hereof or (ii) failure by the Issuer to cause to be made any payments of Debt Service, unless the Trustee shall be specifically notified in writing of such default by the Issuer or by the Holders of at least 25% in aggregate principal amount of Bonds then Outstanding. All notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered at the Trustee’s Office, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Event of Default except as aforesaid.

(i) At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the property herein conveyed, including all books, papers and records of the Issuer and the Company pertaining to the Project and the Bonds, and to take such memoranda from and in regard thereto as may be desired.

(j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(k) Notwithstanding anything elsewhere in this Indenture contained, the Trustee may demand, in respect and as a condition of the authentication of any Bonds, the withdrawal of any cash, the release of any property or the taking of any action whatsoever within the purview of this Indenture, such showing, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, as the Trustee may reasonably deem desirable in addition to what is expressly required hereby.

(l) Before taking any action hereunder (with the exceptions of declaring acceleration of the Bonds pursuant to clause (b)(ii) of the first paragraph of Section 602 hereof and of making payments of Debt Service and drawings under the Letter of Credit pursuant to Sections 401, 402 and 406 hereof) the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses which it may incur and to protect it against all liability, except liability which is adjudicated to have resulted from its negligent action or failure to act or willful misconduct. The Trustee may take action without indemnity, and in that case, the Company shall reimburse the Trustee for all of the Trustee’s expenses pursuant to Section 502 hereof.

(m) Unless otherwise provided herein, all moneys received by the Trustee or any Paying Agent shall, until applied or invested as herein provided, be held in trust for the purposes for which they were received, provided that those moneys need not be segregated from other funds except to the extent required by this Indenture or by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

Section 502. Fees, Charges and Expenses of Fiduciaries. Each Fiduciary shall be entitled to payment and/or reimbursement by the Company as provided in the Lease Agreement for reasonable fees for its Ordinary Services rendered hereunder and all advances, counsel fees and other Ordinary Expenses reasonably and necessarily made or incurred by it in connection with such Ordinary Services. For purposes hereof, fees for Ordinary Services provided for in the standard fee schedule (if any) of each Fiduciary shall be considered reasonable. In the event that it should become necessary that any Fiduciary perform Extraordinary Services, it shall be entitled to reasonable extra compensation therefor; and to reimbursement for reasonable and necessary Extraordinary Expenses in connection therewith; provided, that if such Extraordinary Services or Extraordinary Expenses are occasioned by the neglect or misconduct of such Fiduciary, it shall not be entitled to compensation or reimbursement therefor.

A Fiduciary shall be entitled to payment and reimbursement for Ordinary Services and Ordinary Expenses only from (a) the additional payments made by the Company pursuant to the Lease Agreement, or (b) other moneys available therefor (except for moneys in the Bond Fund or Bond Purchase Fund (i) held pursuant to Section 403 hereof, (ii) to pay Unsurrendered Bonds or (iii) representing proceeds of remarketing of Bonds or a drawing under the Letter of Credit). Any amounts payable to a Fiduciary pursuant to this Section shall be payable upon demand and shall bear interest from the date of demand therefor at the Interest Rate for Advances.

Section 503. Notices to Holders. If an Event of Default occurs of which the Trustee has actual notice or of which the Trustee is pursuant to Section 501(h) hereof required to take or deemed to have notice, then the Trustee shall promptly give or cause to be given written notice thereof by first class mail, postage prepaid, to each Holder at its address shown on the Register (a “Notice by Trustee”); provided the Trustee shall, on the date of such occurrence, give telephonic notice thereof to each Holder of 25% or more in aggregate principal amount of Bonds Outstanding.

Section 504. Intervention by Trustee. In any judicial proceeding to which the Issuer or the Company is a party of which the Trustee has actual notice and which in the opinion of the Trustee has a substantial bearing on the interests of Holders of the Bonds, the Trustee may intervene on behalf of Holders, and shall intervene if requested to do so in writing by Holders of at least 25% of the aggregate principal amount of Bonds then Outstanding. The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction.

Section 505. Successor Trustees. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from such conversion, sale, merger, consolidation or transfer to which it is a party shall be and become, ipso facto, successor Trustee hereunder and vested with all of the title to the property herein conveyed and all the trusts, powers, discretion, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Any successor Trustee other than the foregoing, however, (a) shall be a trust company or a bank having the powers of a trust company, (b) shall be in good standing within the State or shall be duly authorized to exercise trust powers within the State, and (c) shall have a reported capital and surplus of not less than $50,000,000.

Section 506. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including without limitation, the laws of the State) denying or restricting the right of banks or trust companies to transact business as trustees in that jurisdiction. It is recognized that, (a) if there is litigation under this Indenture or other instruments or documents relating to the Bonds, and in particular, in case of the enforcement thereof upon a default or an Event of Default, or (b) if the Trustee should deem that, by reason of any present or future law of any jurisdiction, it may not (i) exercise any of the powers, rights or remedies granted herein to the Trustee, (ii) hold title to the properties, in trust, as granted herein, or (iii) take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or additional institution as a co-Trustee. The following provisions of this Section are adapted to these ends.

In the event that the Trustee appoints an individual or additional institution as a co-Trustee, each and every trust, property, remedy, power, right, duty, obligation, discretion, privilege, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by, vested in or conveyed to the Trustee shall be exercisable by, vest in and be conveyed to that co-Trustee, but only to the extent necessary for it to be so vested and conveyed and to enable that co-Trustee to exercise it. Every covenant, agreement and obligation necessary to the exercise thereof by the co- Trustee shall run to and be enforceable by it.

Notwithstanding the foregoing, a co-Trustee shall exercise only such rights and perform only such duties as may be required to avoid violation of any law of any jurisdiction or as may be directed by the Trustee in writing. Any written direction by the Trustee to a co-Trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for taking or refraining from taking such action by such co-Trustee. Neither the Trustee nor any co-Trustee shall be personally liable by reason of any act or omission of a co-Trustee or the Trustee, respectively, hereunder. Any moneys, papers, securities or other items of personal property received by a co-Trustee pursuant to its exercise of rights or performance of duties hereunder shall forthwith, to the extent permitted by law, be turned over to the Trustee.

Should any instrument or document in writing from the Issuer reasonably be required by the co-Trustee so appointed by the Trustee for vesting and conveying more fully and certainly in and to that co-Trustee those trusts, properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens, that instrument or document shall be executed, acknowledged and delivered, but not prepared, by the Issuer. In case any co-Trustee or a successor to it shall die, become incapable of acting, resign or be removed, all of the trusts, properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of the co-Trustee shall be exercised by, vest in and be conveyed to the Trustee, to the extent permitted by law, until the appointment of a successor to the co-Trustee.

Section 507. Resignation by the Trustee. The Trustee and any successor Trustee may at any time resign from the trusts hereby created, by giving 30 days’ written notice to the Issuer, the Registrar, the Tender Agent, the Remarketing Agent, the Bank and the Company and notice by registered or certified mail to each Holder of Bonds then Outstanding. Such resignation shall take effect only upon the appointment of a successor trustee. Such notices to the Issuer, the Registrar, the Tender Agent, the Remarketing Agent, the Bank and the Company may be served personally or sent by registered mail.

Section 508. Removal of the Trustee. The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer, and signed by (a) the Company, provided the Bank shall consent thereto in writing, or (b) the Holders of a majority in aggregate principal amount of Bonds then Outstanding.

The Trustee also may be removed at any time by any court of competent jurisdiction upon the application of the Issuer or the Holders of not less than 25% in aggregate principal amount of the Bonds then Outstanding, for any breach of trust or for acting or proceeding in violation of, or for failing to act or proceed in accordance with, any provision of this Indenture with respect to the duties and obligations of the Trustee. Such removal shall take effect only upon the appointment of a successor trustee.

Section 509. Appointment of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case the Trustee shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor shall be appointed by the Issuer and with the consent of the Company; provided if the Issuer shall not have appointed a successor within ten days after the event giving rise to the need for such appointment, then a successor may be appointed by the Holders of a majority in aggregate principal amount of the Bonds then Outstanding, by an instrument or concurrent instruments in writing delivered to the Issuer, the Trustee and the successor Trustee, signed by such Holders, or by their duly authorized attorneys in fact. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section, the Holder of any Bond outstanding hereunder or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee under this Indenture. Every such Trustee appointed pursuant to the provisions of this Section to succeed the Trustee shall satisfy the requirements of the second paragraph of Section 505 hereof.

Section 510. Concerning Any Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer, the Company, the Registrar and the Tender Agent an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties (including, without limitation, all securities and moneys and the Letter of Credit), rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall nevertheless, on the written request of the Issuer or of its successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor trustee shall deliver all securities and moneys held by it as trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In the event of a change in the Trustee, the predecessor trustee shall cease to be Registrar, Authenticating Agent, Tender Agent and Paying Agent for any of the Bonds, to the extent it served in any of those capacities. The successor Trustee shall become custodian of any moneys held by its predecessor and, if applicable, Registrar, Authenticating Agent, Tender Agent and a Paying Agent. Upon delivery to the successor trustee of any moneys or securities held by it, the predecessor trustee shall be discharged from any further liability on account of such moneys or securities so delivered.

Section 511. Right of Trustee to Pay Taxes and Other Charges. In case any tax, assessment or governmental or other charge upon any part of the property herein conveyed is not paid as required herein or by law, the Trustee may pay such tax, assessment or governmental charge, without prejudice, however, to any rights of the Trustee or the Holders hereunder arising as a result of such failure; and any amount at any time so paid under this Section with interest thereon from the date of payment at the Interest Rate for Advances, shall become so much additional indebtedness secured by this Indenture, and shall be paid out of the Revenues (excluding moneys in the Bond Fund or Bond Purchase Fund (i) held pursuant to Section 403 hereof, (ii) for the payment of Unsurrendered Bonds or (iii) representing proceeds of a drawing under the Letter of Credit), if not otherwise paid; but the Trustee shall be under no obligation to make any such payment unless it shall have been requested to do so by the Holders of at least 25% of the aggregate principal amount of Bonds then Outstanding and shall have been provided with adequate funds for the purpose of payment.

Section 512. Adoption of Authentication. In case any of the Bonds shall have been authenticated, but shall not have been delivered, any successor Trustee, Registrar or Authenticating Agent may adopt the certificate of authentication of any predecessor Trustee, Registrar or Authenticating Agent and may deliver those Bonds so authenticated as provided herein. In case any Bonds shall not have been authenticated, any successor Trustee, Registrar or Authenticating Agent may authenticate those Bonds either in the name of any predecessor or in its own name. In all cases, the certificate of authentication shall have the same force and effect as provided in the Bonds or in this Indenture with respect to the certificate of authentication of the predecessor Trustee, Registrar or Authenticating Agent.

Section 513. Registrars.

(a) Succession. Anything herein to the contrary notwithstanding, any corporation or association (i) into which the Registrar may be converted or merged, (ii) with which the Registrar or any successor to it may be consolidated, or (iii) to which it may sell or transfer its assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer, ipso facto, shall be and become successor Registrar hereunder and shall be vested with each and every power, right, duty, obligation, discretion and privilege expressed or intended by this Indenture to be exercised by or vested in the predecessor Registrar, without the ,execution or filing of any instrument or document or any further act on the part of any of the parties hereto.

(b) Resignation. The Registrar may resign at any time by giving written notice of its resignation to the Issuer, the Company, the Trustee, the Bank, the Remarketing Agent and each Paying Agent and Authenticating Agent for the Bonds, at least 60 days before the resignation is to take effect. The resignation shall take effect only upon the appointment of a successor Registrar, but may take effect sooner than within 60 days if the successor Registrar is appointed and accepts that appointment before the time stated in the notice.

(c) Removal. The Registrar may be removed at any time by an instrument or document or concurrent instruments or documents in writing delivered to the Registrar, with copies thereof mailed to the Issuer, the Trustee and the Company, and signed by or on behalf of the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding. Such removal shall take effect only upon the appointment of a successor Registrar.

(d) Appointment of Successors. If (i) the Registrar shall resign, shall be removed, shall be dissolved, or shall become otherwise incapable of acting hereunder, (ii) the Registrar shall be taken under the control of any public officer or officers, (iii) a receiver shall be appointed for the Registrar by a court, or (iv) the Registrar shall have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws or commence a proceeding under any federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days, then a successor Registrar shall be appointed by the Issuer, with the written consent of the Company and the Trustee; provided, that if a successor Registrar is not so appointed within ten days after (a) a notice of resignation or an instrument or document of removal is received by the Issuer, as provided above, or (b) the Registrar is dissolved, taken under control, becomes otherwise incapable of acting or a receiver is appointed, in each case, as provided above, then, if the Issuer shall not have appointed a successor Registrar, the Trustee or the Holders of a majority in aggregate principal amount of Bonds then Outstanding may designate a successor Registrar by an instrument or document or concurrent instruments or documents in writing signed by the Trustee, or in the case of the Holders, by or on behalf of those Holders.

Every successor Registrar appointed hereunder shall execute and acknowledge, and shall deliver to its predecessor, the Issuer, the Trustee and the Company, an instrument or document accepting the appointment. Thereupon, without any further act, the successor shall become vested with all of the properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, titles and interests of its predecessor. Upon the written request of its successor, the Issuer or the Company, a predecessor Registrar (i) shall execute and deliver an instrument or document transferring to its successor all of the properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, titles and interests of it as predecessor Registrar hereunder, and (ii) shall take any other action necessary duly to assign, transfer and deliver to its successor all property and records (including without limitation, the Register and any cancelled Bonds) held by it as Registrar. Should any instrument or document from the Issuer be requested by any successor Registrar for vesting and conveying more fully and certainly in and to that successor the properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, titles and interests vested or conveyed or intended to be vested or conveyed hereby in or to a predecessor Registrar, the Issuer shall execute, acknowledge and deliver that instrument or document.

Section 514. Designation and Succession of Paying Agents. The Trustee shall be the Paying Agent for the Bonds and, with the consent of the Issuer, the Trustee may appoint an additional Paying Agent or Agents with power to act on its behalf and subject to its direction in the payment of Debt Service on the Bonds. It is the responsibility of the Trustee to establish the duties and responsibilities of any Paying Agent for the purposes of this Indenture, to the extent not specified herein.

Any corporation or association with or into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Paying Agent shall be a party, or any corporation or association succeeding to the trust business of any Paying Agent, shall be the successor of that Paying Agent hereunder, if that successor corporation or association is otherwise eligible hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto or of the predecessor or that successor Paying Agent.

Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, the Registrar and the Company. The Trustee may at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent, the Registrar and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Paying Agent. Any successor Paying Agent must be a bank or trust company organized under the laws of the United States or any state thereof. The Trustee shall give written notice of appointment of a successor Paying Agent to the Company, the Issuer and the Registrar and shall mail, within ten days after that appointment, notice thereof to all Holders as their names and addresses appear on the Register on the date of that appointment.

Section 515. Designation and Succession of Authenticating Agents. With the consent of the Issuer, the Trustee may appoint an Authenticating Agent or Agents, in addition to the Trustee, with power to act on its behalf and subject to its direction in the authentication and delivery of Bonds in connection with transfers and exchanges hereunder. For all purposes of this Indenture, the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall be deemed to be authentication and delivery of those Bonds “by the Trustee”, and any authorized signatory of an Authenticating Agent shall be deemed an “authorized signatory” on behalf of the Trustee for any such authentication.

Any corporation or association with or into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or association succeeding to the trust business of any Authenticating Agent, shall be the successor of that Authenticating Agent hereunder, if that successor corporation or association is otherwise eligible hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto or of the predecessor or that successor Authenticating Agent.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Registrar and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Registrar and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Authenticating Agent. The Trustee shall give written notice of appointment of a successor Authenticating Agent to the Company, the Issuer and the Tender Agent and shall mail, within ten days after that appointment, notice thereof to all Holders as their names and addresses appear on the Register on the date of that appointment.

Section 516. Dealing in Bonds. The Trustee, the Tender Agent, a Registrar, a Paying Agent and an Authenticating Agent, their affiliates, and any directors, officers, employees or agents thereof may become the Holders of Bonds secured hereby with the same rights which it or they would have hereunder if the Trustee, the Tender Agent, the Registrar, Paying Agents or Authenticating Agents did not serve in those capacities.

Section 517. Tender Agent. The Trustee may appoint an agent (the “Tender Agent”) to act on its behalf in the acceptance of delivery of Bonds tendered for purchase pursuant to the optional or mandatory tender provisions of this Indenture; provided, however, that any such Tender Agent (i) shall be a bank or trust company organized under the laws of the United States or any state thereof, and (ii) shall have its principal office in New York, New York. The Tender Agent shall also be an Authenticating Agent. The Tender Agent shall signify its acceptance of the duties and obligations imposed upon it hereunder in its various capacities by a written instrument of acceptance delivered to the Issuer, the Company, the Trustee, the Remarketing Agent and the Bank. The provisions of Section 513 hereof pertaining to the succession, resignation and removal of Registrars shall be applicable to the succession, resignation and removal of the Tender Agent.

Section 518. Remarketing Agent. The Issuer and the Company have, pursuant to the Remarketing Agreement, appointed Merchant Capital, L.L.C., Montgomery, Alabama, as Remarketing Agent for the Bonds, subject to the conditions set forth herein. Pursuant to the Remarketing Agreement, the Remarketing Agent has also been appointed by the Company as Remarketing Agent for the Company Bonds. The Remarketing Agent has, pursuant to the Remarketing Agreement, designated to the Trustee its principal office, signified its acceptance of the duties and obligations imposed upon it hereunder and agreed to perform the duties specified to be performed by it in Articles II and III hereof and in the Bonds, and in particular those duties relating to remarketing of Bonds and determining the interest rate applicable to the Bonds from time to time.

The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. and authorized to perform all the duties imposed upon it by this Indenture. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 30 days’ notice to the Issuer, the Company, the Bank, the Tender Agent and the Trustee. The Remarketing Agent may be removed at any time, at the election of the Company, by an instrument signed by the Company on behalf of the Issuer and mailed by first class mail to the Issuer, the Remarketing Agent, the Bank, the Tender Agent and the Trustee not fewer than 30 days prior to the date proposed for removal.

In the event of the resignation or removal of the Remarketing Agent, it shall be the responsibility of the Company to designate a successor (which position may be held jointly), and the old Remarketing Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor or, if there be no successor, to the Tender Agent. No successor Remarketing Agent may be an Affiliate of the Company.

In the event that the Remarketing Agent shall resign, be removed or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, and the Company shall not have made a timely appointment of a successor as Remarketing Agent, the Tender Agent shall be deemed to be the Remarketing Agent for III purposes of this Indenture until the appointment by the Company of a successor Remarketing Agent; provided, however, that the Tender Agent, in its capacity as Remarketing Agent, shall not be required to sell Bonds or to perform the duties with respect thereto.

Section 519. Identity of Fiduciaries. Notwithstanding any provision herein to the contrary, any successor by merger, consolidation, conversion, sale or transfer to any Fiduciary hereunder shall also succeed to such Fiduciary, and to each role performed by such Fiduciary, under the Company Indenture; no Fiduciary may be removed or may resign from any role performed hereunder without simultaneously being removed or resigning from each such role performed under the Company Indenture; and no successor Fiduciary may be appointed to perform any role hereunder without simultaneously being appointed to perform each such role under the Company Indenture.

[END OF ARTICLE V]

ARTICLE VI

DEFAULT PROVISIONS AND

REMEDIES OF TRUSTEE AND HOLDERS

Section 601. Events of Default. If any of the following events occurs, it is hereby defined as and declared to be and to constitute an “Event of Default” under this Indenture:

(a) Payment of any interest on any Bond or Company Bond shall not be made when and as that interest shall have become due and payable;

(b) Payment of the principal of any Bond or Company Bond shall not be made when and as that principal or premium shall have become due and payable, whether at stated maturity, by redemption, by acceleration or otherwise;

(c) Failure by the Issuer to perform any of the other agreements on its part herein contained which failure shall continue for 30 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Issuer and the Company by the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice can be corrected but not within the applicable period, it shall not constitute an Event of Default if corrective action shall be instituted by the Issuer within the applicable period and diligently pursued until the failure is corrected;

(d) The occurrence of any “Event of Default” under and as defined in the Lease Agreement or the Company Indenture;

(e) Payment of the Purchase Price of Bonds tendered pursuant to Article III hereof shall not be made when the same shall have become due;

(f) The occurrence of an Act of Bankruptcy. The declaration of an Event of Default under this subsection and the exercise of remedies upon any such declaration shall be subject to any applicable limitations of federal or state law affecting or precluding such declaration or exercise during the pendency of or immediately following any liquidation or reorganization proceedings; or

(g) Receipt by the Trustee of a written notice from the Bank that an “Event of Default” shall have occurred and be continuing under and as defined in the Tax-Exempt Credit Agreement, which notice shall, at the option of the Bank, direct the Trustee either (i) to effect a Mandatory Tender of the Bonds pursuant to Section 302(a)(v) hereof, in which case the Bank shall specify the Mandatory Tender Date (which shall not be more than 20 days from the date of such notice), or (ii) to declare all Bonds and the interest due thereon immediately due and payable pursuant to Section 602 hereof.

Section 602. Acceleration. Except as otherwise provided herein, (a) upon the occurrence of an Event of Default described in Section 601(c) or (d) hereof, the Trustee may declare, and (b) (i) upon the written request of the Holders of not less than 25% in aggregate principal amount of Bonds then Outstanding or (ii) upon the occurrence of an Event of Default described in Section 601(a), (b), (e), (f) or (unless the Bank directs the Trustee to effect a Mandatory Tender of the Bonds) (g) hereof, the Trustee shall declare, the principal of all Bonds then Outstanding (if not then due and payable), and the interest accrued thereon, to be due and payable on the date specified in the notice by the Trustee described in the following paragraph. If the Trustee makes such a declaration with respect to the Bonds, the Trustee shall simultaneously make such a declaration with respect to the Company Bonds, if the same are then outstanding under the Company Indenture. The Trustee shall promptly draw upon the Letter of Credit to the full extent permitted by the terms thereof and deposit the proceeds of such drawing (to the extent allocable to the Bonds) in the Credit Facility Account of the Bond Fund. Interest on the Bonds shall accrue to the date determined by the Trustee for the tender of payment to the Holders pursuant to such declaration (which date shall not be more than ten days after an Event of Default described in Section 601(g) hereof); provided interest on the Bonds shall continue to accrue on and after such date, if on such date the Trustee shall not hold moneys sufficient to pay the principal and interest so declared to be payable.

Any acceleration pursuant to the preceding paragraph of this Section shall be by notice in writing delivered to the Issuer, the Bank, the Company, the Registrar, any Paying Agent and any Authenticating Agent. The Trustee shall further, on the same day as such declaration, give telephonic notice thereof to each Holder of 25% or more in aggregate principal amount of Bonds Outstanding, and mail or cause to be mailed notice of such acceleration to all Holders of Bonds then Outstanding, as shown on the Register at the close of business 15 days prior to the mailing of that notice. Such notice shall specify the date on which payment of principal and interest shall be tendered to the Holders, such date to be not more than ten calendar days after the date of notice. Upon any declaration of acceleration hereunder, the Trustee shall immediately exercise such rights as it may have under the Bonds and the Lease Agreement to declare all payments thereunder to be due and payable on the tender date specified in the notice by the Trustee described in this paragraph and the Trustee shall draw upon the Letter of Credit to the full extent necessary hereunder and permitted by the terms thereof to provide for the timely payment of principal and interest accrued to such tender date.

The provisions of the preceding paragraphs are subject, however, to the condition that if, at any time after declaration or the occurrence of acceleration and prior to the entry of a judgment in a court for enforcement hereunder (after an opportunity for hearing by the Issuer and the Company),

(a) all sums payable hereunder (except the principal of and interest on Bonds which shall not have reached their stated maturity but which shall be due and payable solely by reason of that declaration of acceleration), plus interest to the extent permitted by law on any overdue installments of interest at the rate borne by the Bonds in respect of which the default shall have occurred, shall have been duly paid or provision shall have been made therefor by deposit with the Trustee or Paying Agents,

(b) all existing Events of Default shall have been cured, and

(c) so long as the Letter of Credit or an Alternate Credit Facility is in effect, (i) the written consent of the Bank shall have been obtained (which consent shall also rescind any “Event of Default” under the Tax-Exempt Credit Agreement, if the Event of Default hereunder is one specified in Section 601(g) hereof); and (ii) if the Event of Default hereunder is one specified in Section 601(g) hereof or if a drawing under the Letter of Credit or Alternate Credit Facility shall have been made, the Trustee shall have received written notice of reinstatement of the full amount of such drawing, then and in every case, the Trustee shall waive the Event of Default and its consequences and shall rescind and annul that declaration. No waiver or rescission and annulment shall extend to or affect any subsequent Event of Default or shall impair any rights consequent thereon.

Section 603. Other Remedies; Rights of Holders. With or without taking action under Section 602 hereof, upon the occurrence and continuation of an Event of Default, the Trustee may pursue any available remedy to enforce the payment of Debt Service or the observance and performance of any other covenant, agreement or obligation under this Indenture, the Lease Agreement, the Letter of

Credit or any other instrument providing security, directly or indirectly, for the Bonds.

If, upon the occurrence and continuation of an Event of Default, the Trustee is requested so to do by the Holders of at least 25% in aggregate principal amount of Bonds Outstanding, the Trustee shall exercise any rights and powers conferred by this Section and by Section 602 hereof.

No remedy conferred upon or reserved to the Trustee (or to the Holders) by this Indenture is intended to be exclusive of any other remedy. Each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or otherwise to the Trustee or to the Holders or now or hereafter existing.

No delay in exercising or omission to exercise any remedy, right or power accruing upon any default or Event of Default shall impair that remedy, right or power or shall be construed to be a waiver of any default or Event of Default or acquiescence therein. Every remedy, right and power may be exercised from time to time and as often as may be deemed to be expedient.

No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Holders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any remedy, right or power consequent thereon.

As the assignee of all right, title and interest of the Issuer in and to the Lease Agreement (except as therein reserved), the Trustee is empowered to enforce each remedy, right and power granted to the Issuer under the Lease Agreement. In exercising any remedy, right or power thereunder or hereunder, the Trustee shall take any action which would best serve the interests of the Holders in the judgment of the Trustee.

Section 604. Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund and all moneys in the Bond Fund shall be applied as follows (provided, however, that (i) moneys received from a drawing under the Letter of Credit or held pursuant to Section 403 hereof shall only be used to pay Debt Service on other than Bank Bonds; (ii) moneys received from any other source shall be used to pay Debt Service on Bank Bonds first; and (iii) any characterization made herein as to the application of such moneys to pay interest or principal or both shall not necessarily govern or mirror such characterization of those payments as may be made by any taxing authority with jurisdiction over the recipient thereof):

(a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied to the payment to the Persons entitled thereto of (i) all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment thereof ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or privilege; and (ii) the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), with interest on such Bonds (at the rate borne by the Bonds) from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full the principal of Bonds due on any particular date, together with such interest, then to the payment thereof ratably, according to the amount of principal due on such date, to the Persons entitled thereto, without any discrimination or privilege.

(b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds (provided for this purpose any premium then payable on the Bonds shall be treated as principal), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto, without any discrimination or privilege.

(c) If the principal of all the Bonds shall have been declared due and payable and such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, all such moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.

Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date (the “Special Record Date”) interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give notice of the deposit with it of any such moneys and of the fixing of any such date (all consistent with the requirements hereof for the establishment and notification of a Special Record Date for the payment of overdue interest), and shall not be required to make payment to the Holder of any unpaid Bond until such date.

Whenever all Bonds and interest and premium, if any, thereon shall have been paid under the provisions of this Section and all expenses and charges of the Trustee shall have been paid, any balance remaining in the Bond Fund shall be paid to or upon the order of the Company or the Bank, if any reimbursement obligation is owing to it under the Tax-Exempt Credit Agreement; provided that no moneys remaining in the Credit Facility Account of the Bond Fund shall be paid to the Company.

Section 605. Remedies Vested in Trustee. All rights of action (including the right to file proofs of claim) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Holders of the Bonds, and any recovery of judgment shall be for the equal benefit of the Holders of the Outstanding Bonds.

Section 606. Rights and Remedies of Holders. No Holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless (a) the Holders of not less than 25% in principal amount of Bonds then Outstanding shall have made written request to the Trustee and shall have offered reasonable opportunity either to proceed to exercise the powers hereinabove granted or to institute such action, suit or proceeding in its own name, (b) such Holders shall also have offered to the Trustee indemnity as provided in Article V hereof, and (c) the Trustee shall thereafter have failed or refused to exercise the powers hereinabove granted or to institute such action, suit or proceeding in its own name. Such notification, request and offer of indemnity shall in every case (excepting those specified in Section 501(l) hereof), at the option of the Trustee, be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more Holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the Holders of all Bonds then Outstanding. Nothing in this Indenture contained shall, however, affect or impair the right of any Holder to enforce the payment of the principal of, premium, if any, and interest on any Bond at and after the maturity thereof at the time, place, from the source and in the manner in said Bond expressed.

Section 607. Remedies Subject to Applicable Law. All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

[END OF ARTICLE VI]

ARTICLE VII

SUPPLEMENTAL INDENTURES; OTHER AMENDMENTS

Section 701. Supplemental Indentures Not Requiring Consent of Holders. The Issuer and the Trustee may, without the consent of, or notice to, any of the Holders, enter into an indenture or indentures supplemental to this Indenture to accomplish any one or more of the following purposes:

(a) To cure any ambiguity or formal defect or omission in this Indenture;

(b) To grant to or confer upon the Holders or the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Holders or the Trustee;

(c) To subject to this Indenture additional revenues, properties or collateral;

(d) To add to the covenants, agreements and obligations of the Issuer under this Indenture, other covenants, agreements and obligations to be observed for the protection of the Holders;

(e) To evidence any succession to the Issuer and the assumption by its successor of the covenants, agreements and obligations of the Issuer under this Indenture, the Lease Agreement and the Bonds;

(f) To permit the use of a book entry system to identify the owner of an interest in an obligation issued by the Issuer under this Indenture, whether that obligation was formerly, or could be, evidenced by a tangible security;

(g) To permit the Trustee to comply with any obligations imposed upon it by law;

(h) To specify further the duties and responsibilities of, and to define further the relationships among, the Trustee, the Tender Agent, the Registrar and any Authenticating Agents or Paying Agents;

(i) To achieve compliance of this Indenture with any applicable federal or state securities or tax law;

(j) To provide for an Alternate Credit Facility and to make any change necessary to facilitate the provision of such Alternate Credit Facility, provided such change shall not adversely affect the interests of the Holders of the Bonds;

(k) To secure or maintain ratings from a Rating Agency, provided that (i) the changes necessary to obtain or secure such ratings do not adversely affect the interests of the Holders of the Bonds and (ii) the Trustee receives a Non-Taxability Opinion with respect to such changes, which further opines to the effect that such changes are permitted by applicable law; and

(l) To make amendments to the provisions hereof with respect to the Bonds relating to arbitrage matters under Section 148 of the Code, which amendments may, among other things, change the responsibility for making the relevant calculations, but only upon receipt of a Non-Taxability Opinion with respect to the proposed changes.

The provisions of Subsections 701(g) and (i) hereof shall not be deemed to constitute a waiver by the Trustee, the Registrar, the Issuer or any Holder of any right which any of them may have in the absence of those provisions to contest the application of any change in law to this Indenture or the Bonds.

Section 702. Supplemental Indentures Requiring Consent of Holders. Exclusive of supplemental indentures covered by the preceding Section and subject to the terms and provisions contained in this Section, and not otherwise, the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be requested by the Issuer or the Company as necessary and desirable for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture. Nothing in this Section or Section 701 hereof shall permit, however, or be construed as permitting, (i) without the consent of the Holder of each Bond so affected, (A) an extension of the maturity of the principal of or the interest on any Bond or (B) a reduction in the principal amount of any Bond or the rate of interest or premium thereon; or (ii) without the consent of the Holders of all Bonds then Outstanding, (A) the creation of a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (B) a reduction in the aggregate principal amount of the Bonds required for consent to a supplemental indenture.

If at any time the Issuer (or the Company, on the Issuer’s behalf) shall request the Trustee to enter into a supplemental indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental indenture (setting forth briefly the subject matter thereof and stating that copies thereof are available for inspection at the Trustee’s Office) to be mailed by first class mail, postage prepaid, to all Holders of Bonds then Outstanding at their addresses appearing on the Register. The Trustee shall not, however, be subject to any liability by reason of its failure to mail, or the failure of any Holder to receive, such notice, and any such failure shall not affect the validity of such supplemental indenture when consented to and executed as provided in this Section.

If within such period, not exceeding one year, as shall be prescribed by the Issuer, following the giving of the notice referred to in the preceding paragraph of this Section, the Trustee shall receive an instrument or instruments purporting to be executed by the Holders of not less than a majority in aggregate principal amount of Bonds then Outstanding, which instrument or instruments shall refer to the proposed supplemental indenture described in such notice and shall specifically consent to the execution thereof in substantially the form referenced in such notice as on file with the Trustee, thereupon, but not otherwise, the Trustee shall execute such supplemental indenture in substantially such form, without liability or responsibility to any Holder of any Bond, whether or not such Holder shall have consented thereto.

Any such consent shall be binding upon the Holder of the Bond giving the same and, anything in Section 1001 hereof to the contrary notwithstanding, upon any subsequent Holder of such Bond and of any Bond issued in exchange therefor (whether or not such subsequent Holder has notice thereof), unless such consent is revoked in writing by the Holder of such Bond giving such consent or by a subsequent Holder thereof by filing with the Trustee, prior to the execution by the Trustee of such supplemental indenture, such revocation. At any time after the Holders of the required percentage of Bonds shall have filed their consents to the supplemental indenture, the Trustee shall make and file with the Issuer a written statement that the Holders of such required percentage of Bonds have filed such consents, which statement shall be conclusive that such consents have been so filed.

If the Holders of the required percentage in aggregate principal amount of the Bonds Outstanding shall have consented to the execution thereof as herein provided, no Holder of any Bond shall have any right to object to the execution of such supplemental indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

Section 703. Additional Consents Required. Anything herein to the contrary notwithstanding, any supplemental indenture under this Article shall not become effective unless and until the Company and, so long as a Letter of Credit or Alternate Credit Facility shall be in effect, the Bank shall have consented in writing to the execution and delivery of such supplemental indenture.

Section 704. Amendments of Lease Agreement. The Issuer and the Company may, with the consent of the Trustee and the Bank but without consent of or notice to any Holders, enter into any amendment of the Lease Agreement for purposes analogous to those described in subsections (a) through (e) and (j) through (l) of Section 701 hereof pertaining to supplemental indentures. Any other amendment of the Lease Agreement may only be made with the consent of the Holders of such percentage of Bonds Outstanding as is specified in Section 702 hereof pertaining to supplemental indentures.

Section 705. Amendments of Letter of Credit.

(a) The Trustee may, without the consent of or notice to the Holders of the Bonds, consent to any amendment, modification or other change of the Letter of Credit for the purpose of curing any ambiguity or formal defect or omission or obtaining a credit rating on the Bonds from any Rating Agency, provided that (i) the Trustee, in its sole judgment, shall not have determined that such change adversely affects the interests of the Holders of the Bonds and (ii) the Trustee shall receive a Non-Taxability Opinion further opining that such change is permitted by applicable law.

(b) Except as provided in subsection (a) of this Section, no amendment, modification or other change of the Letter of Credit (other than in connection with an Extension Letter of Credit) shall be made without the consent of the Holders of all Bonds Outstanding.

[END OF ARTICLE VII]

ARTICLE VIII

DEFEASANCE

Section 801. Defeasance. When all of the Bonds shall have been fully paid and provision shall also have been made for paying all other sums payable hereunder and under the Lease Agreement, then this Indenture shall be defeased, discharged and satisfied (except for those provisions surviving by reason of Section 803 hereof) and the Issuer shall be released from the covenants, agreements and obligations of the Issuer contained in this Indenture. Upon such defeasance, discharge and satisfaction, the Trustee, at the request of the Issuer, shall execute such documents as may be reasonably requested by the Issuer to evidence the defeasance, discharge and satisfaction of this Indenture and the release of the Issuer from its obligations hereunder.

Section 802. Payment of Bonds. At such time (if any) as the Bonds bear interest at a Yearly Fixed Rate or the Permanent Fixed Rate, and only at any such time, all of the Bonds shall be deemed to have been fully paid within the meaning of Section 801 hereof, if the Trustee (and, if applicable, any other Paying Agents) shall have received, in trust therefor and irrevocably committed thereto,

(a) sufficient Available Moneys, or

(b) noncallable direct obligations of the United States of America for the full and timely payment of which the full faith and credit of the United States of America are pledged, which shall have been acquired with Available Moneys and which are certified by an independent public accounting firm of national reputation to be of such maturities or redemption dates and interest payment dates, and to bear such interest, as will be sufficient, together with any moneys to which reference is made in subparagraph (a) above, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom (which earnings are to be held likewise in trust and so committed, except as provided herein), for the payment of all Debt Service on the Bonds, at their maturity or redemption dates, as the case may be, or if a default in payment shall have occurred on any maturity or redemption date, then for the payment of all Debt Service thereon to the date of the tender of payment; provided, that if any of those Bonds are to be redeemed prior to the maturity thereof, notice of that redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of that notice; provided further, that if any of those Bonds are purchased upon tender prior to the maturity thereof, such Bonds shall be delivered to the Trustee for cancellation and not remarketed.

Any moneys held by the Trustee in accordance with the provisions of this Section may be invested by the Trustee only in noncallable direct obligations of the United States of America having maturity dates, or having redemption dates which, at the option of the holder of those obligations, shall be not later than the date or dates on which moneys will be required for the purposes described above. To the extent that any income or interest earned by, or increment to, the investments held under this Section is determined from time to time by the Trustee to be in excess of the amount required to be held by the Trustee for the purposes of this Section, that income, interest or increment shall be transferred at the time of that determination in the manner provided in Section 404 hereof for transfers of amounts remaining in the Bond Fund.

If any Bonds shall be deemed paid and discharged pursuant to this Section 802, then within 15 days after such Bonds are so deemed paid and discharged the Trustee shall cause a written notice to be given to each Holder as shown on the Register on the date on which such Bonds are deemed paid and discharged. Such notice shall state that all Bonds are deemed paid and discharged, set forth a description of the obligations, if any, held pursuant to subparagraph (b) of the first paragraph of this Section 802 and specify any date or dates on which any of the Bonds are to be called for redemption pursuant to notice of redemption given or irrevocable provision made for such notice pursuant to the first paragraph of this Section 802.

Section 803. Survival of Certain Provisions. Any provisions of this Indenture which relate to the maturity of Bonds, interest payments and dates, optional and mandatory redemption provisions, exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non-presentment of Bonds, the holding of moneys in trust (including without limitation any moneys or investments held by the Trustee at such time in the Bond Fund or Bond Purchase Fund for payments in accordance with Article III and Sections 403 and 404 hereof), repayments to the Bank or the Company from the Bond Fund, and the duties of the Trustee and the Registrar in connection with all of the foregoing, shall remain in effect and be binding upon the Trustee, the Registrar, the Authenticating Agents, Paying Agents and the Holders notwithstanding the release, discharge and satisfaction of this Indenture. The provisions of this Section 803 shall survive the release, discharge and satisfaction of this Indenture.

[END OF ARTICLE VIII]

ARTICLE IX

COVENANTS BY THE ISSUER

In addition to any other covenants and agreements of the Issuer contained in this Indenture, the Issuer, for itself, its successors and assigns, covenants and agrees with the Trustee and the Holders from time to time of the Bonds as follows:

Section 901. Payment of Debt Service. The Issuer will pay all Debt Service, or cause same to be paid, solely from the sources provided herein, on the dates, at the places and in the manner provided in this Indenture.

Section 902. Revenues and Assignment of Revenues. The Issuer has not assigned or granted a security interest in, and will not assign or grant a security interest in, or create or authorize to be created any debt, lien or charge on, the Revenues, other than the absolute irrevocable assignment hereby made to the Trustee of any right, title and interest of the Issuer in and to those Revenues constituting proceeds of a drawing under the Letter of Credit or any Alternate Credit Facility and remarketing proceeds and all rights and remedies of the Issuer under the Lease Agreement (except for the Unassigned Rights, as therein defined) and the grant to the Trustee of a security interest in the other Revenues; provided, however, that Issuer has made a similar assignment of rights under the Lease Agreement and granted a similar security interest in other Revenues to the Bank pursuant to the Mortgages (as defined in the Lease Agreement), subordinated, however, to the assignment made and security interest granted pursuant to this Indenture.

Section 903. Performance of Covenants by Issuer. The Issuer will faithfully perform at all times any and all of its covenants, undertakings, stipulations and provisions contained in this Indenture, in the Lease Agreement, in any and every Bond executed, authenticated and delivered hereunder and in all proceedings of its governing body pertaining thereto.

Section 904. Inspection of Project Books. All books and documents in its possession relating to the Project and the Revenues and receipts derived from the Project, including any financial statement or other report by the Company, shall at all times during the Issuer’s regular business hours be open to inspection by such accountants or other agents of the Trustee as the Trustee may from time to time designate.

Section 905. Register. At reasonable times and under reasonable regulations established by the Registrar, the Register may be inspected and copied by the Company, the Trustee, by Holders of 25% or more in principal amount of the Bonds then Outstanding, or designated representative of any of the foregoing.

Section 906. Rights and Enforcement of the Lease Agreement. The Trustee may, for and on behalf of the Holders, enforce in its name or in the name of the Issuer all rights of Issuer under the Lease Agreement (except for Unassigned Rights), and may enforce all, covenants, agreements and obligations of the Company under and pursuant to the Lease Agreement, regardless of whether the Issuer is in default in the pursuit or enforcement of those rights, covenants, agreements or obligations. The Issuer, however, will do all things and take all actions on its part necessary to comply with covenants, agreements, obligations, duties and responsibilities on its part to be observed or performed under the Lease Agreement, and will take all actions within its authority to keep the Lease Agreement in effect in accordance with the terms thereof.

Section 907. Further Assurances. The Issuer will at any time or times, and at the expense of the Company, do, execute, acknowledge and deliver and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, assignments, pledges, transfers and assurances in law as the Trustee shall reasonably require for the better assuring, assigning, transferring, pledging and confirming unto the Trustee, all and singular, the property herein conveyed or intended so to be.

Section 908. Corporate Existence.

(a) Except as otherwise provided in subsection (b) of this Section, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

(b) The Issuer shall not consolidate with or merge into any other corporation or transfer its property substantially as an entirety to any person unless:

(1) the corporation formed by such consolidation or into which the Issuer is merged or the person which acquires by conveyance or transfer the Issuer’s property substantially as an entirety (the “Successor”) shall execute and deliver to the Trustee an instrument in form recordable and acceptable to the Trustee containing an assumption by such Successor of the due and punctual payment of the Debt Service on the Bonds and the performance and observance of every covenant and condition of this Indenture, the Bonds and the Lease Agreement to be performed or observed by the Issuer;

(2) immediately after giving effect to such transaction, no Event of Default or any event which, upon notice or lapse of time (or both), would constitute an Event of Default shall have occurred and be continuing; and

(3) the Issuer shall have delivered to the Trustee (A) a certificate executed by an authorized officer of the Issuer and an opinion of counsel, each of which shall state that such consolidation, merger, conveyance or transfer complies with this Section and that all conditions precedent herein provided relating to such transaction shall have been complied with; and (B) a Non-Taxability Opinion with respect to such consolidation, merger, conveyance or transfer.

(c) Upon any consolidation or merger or any conveyance or transfer of the Issuer’s property substantially as an entirety in accordance with this Section, the Successor shall succeed to, and be substituted for, the Issuer under this Indenture, the Lease Agreement and the Bonds with the same effect as if such Successor had been originally named as the Issuer herein and therein.

Section 909. Issuer Not to Adversely Affect Tax Exemption. The Issuer covenants that it (i) will take, or require to be taken, all actions that may be required of the Issuer for the interest on the Bonds to be and remain excluded from gross income for federal income tax purposes, and (ii) will not take or authorize to be taken any actions that would adversely affect that exclusion under the provisions of the Code.

[END OF ARTICLE IX]

ARTICLE X

MISCELLANEOUS

Section 1001. Consents, Etc., of Holders. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by Holders may be in any number of writings of similar tenor and may be signed or executed by such Holders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken under such request or other instrument:

(a) the fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution; and

(b) the fact of ownership of Bonds shall be proved from the Register maintained by the Registrar.

Section 1002. Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give any Person other than the parties hereto, the Holders of the Bonds, the Bank and the Company any legal or equitable right, remedy or claim under or with respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, the Company, the Bank and the Holders of the Bonds as herein provided.

Section 1003. Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

The invalidity of any one or more phrases, sentences, clauses or Sections in this Indenture contained, shall not affect the remaining portions of this Indenture, or any part thereof.

Section 1004. Limitation of Liability. The Bonds will not constitute general obligations of the Issuer nor will they constitute a liability or obligation of the State or any political subdivision thereof. No recourse under or upon any covenant or agreement of this Indenture, or of any of the Bonds, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future incorporator, officer or member of the governing body of the Issuer, or of any successor corporation, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Bonds issued hereunder are solely corporate obligations, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the governing body of the Issuer or any successor corporation, or any of them, because of the issuance of the Bonds, or under or by reason of the covenants or agreements contained in this Indenture or the Bonds or implied therefrom.

Section 1005. Payments Due on Other than Business Days. In any case where the scheduled date of payment of Debt Service is not a Business Day; then such payment need not be made on such date but may be made on the Business Day next succeeding the scheduled date, in the same amount due, and with the same force and effect as if made, on the scheduled date.

Section 1006. Counterparts. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 1007. Notices. Unless otherwise provided or permitted herein, any notice, request, complaint, demand, communication or other paper shall be in writing and shall be deemed to be sufficiently given to a party when delivered or mailed by registered or certified mail, postage prepaid, or sent by telegram or Telefax, addressed as follows:

(a) If to the Issuer, at The Industrial Development Board of the City of Arab, c/o Arab Chamber of Commerce, 1157 North Main Street, Arab, Alabama 35016, Attention: Chairman of the Board of Directors;

(b) If to the Trustee, (i) by mail or telegram, at Regions Bank, 60 Commerce Street, Montgomery, Alabama 36104, Attention: Corporate Trust Department; and (ii) by Telefax, at (334) 230-6150;

(c) If to the Bank, (i) by mail or telegram, at Regions Bank, 8 Commerce Street, Montgomery Alabama 36104, Attention: Philip L. Clapp, Senior Vice President, with a copy to Regions Bank, 417 North 20th Street, Birmingham, Alabama 35203, Attention: International Department; and (ii) by Telefax, at (334) 832-8560, with a copy to (205) 326-7440;

(d) If to the Remarketing Agent, (i) by mail or telegram, at Merchant Capital, L.L.C., 250 Commerce Street, Montgomery, Alabama 36104, Attention: Doug Sellers; and (ii) by Telefax, at (334) 269-0902; and

(e) If to the Company, (i) by mail or telegram, at Hyco Alabama LLC, 218 Arad Thompson Road, Arab, Alabama 35016, Attention: Controller, with a copy to Hyco International, Inc., 100 Galleria Parkway, Suite 1000, Atlanta, Georgia 30339-5954, Attention: Chief Financial Officer; and (ii) by Telefax, at (256) 586-2484, with a copy to (770) 980-1936.

Any of the foregoing parties may, by notice given hereunder, designate any further or different address or addresses to which subsequent notices, certificates, requests or other communications shall be sent.

Notice shall be given hereunder to S&P, at Standard & Poor’s, 55 Water Street, 34th Floor, New York, New York 10041, not fewer than ten days in advance of (i) any expiration or earlier termination of the Letter of Credit or an Alternate Credit Facility, (ii) any extension of an Existing Letter of Credit, (iii) any conversion of the interest rate borne by the Bonds to a Yearly Fixed Rate or the Permanent Fixed Rate, (iv) any change in identity of any of the Fiduciaries, (v) the final payment of the Bonds in accordance with Article VIII hereof, and (vi) any amendment or supplement to this Indenture, the Lease Agreement, the Letter of Credit or Alternate Credit Facility, or the Tax-Exempt Credit Agreement.

Section 1008. Suspension of Mail. If, because of the suspension of delivery of first class mail or any other reason, the Trustee shall be unable to mail by the required class of mail any notice required to be mailed by the provisions of this Indenture, the Trustee shall give such notice in such other manner as in the judgment of the Trustee shall most effectively approximate mailing thereof, and the giving of that notice in that manner for all purposes of this Indenture shall be deemed to be in compliance with the requirement for the mailing thereof. Except as otherwise provided herein, the mailing of any notice shall be deemed complete upon deposit of that notice in the mail and the giving of any notice by any other means of delivery shall be deemed complete upon receipt of the notice by the delivery service.

Section 1009. Governing Law. This Indenture and the Bonds shall be deemed to be contracts made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

Section 1010. Opinions of Bond Counsel Not Required. Notwithstanding the provisions of Section 202 of this Indenture, in the event the Company obtains an opinion of Bond Counsel, and delivers a copy of the same to the Trustee, the Remarketing Agent and the Bank, to the effect that Non-Taxability Opinions should no longer be required in each instance of a Proposed Conversion Date, such opinions shall thereafter no longer be required as a precondition to a Conversion Date.

Section 1011. Contest of Determination of Taxability. If no Event of Default exists, the Company may, within 20 days after being notified of a Determination of Taxability and after furnishing to the Trustee a Non-Taxability Opinion in respect of the event or events leading up to said Determination, pursue such remedies as may then be available in order to obtain an administrative ruling or judicial determination in a proceeding to which the Internal Revenue Service is a party, to the effect that the interest on the Bonds is not Taxable. In such event, and for so long as the Company pursues such administrative or judicial remedies with due diligence, no Final Determination shall be deemed to have occurred until the first to occur of either (1) the final determination of such contest adversely to the Company with no further right of appeal, or (2) prior to such final determination, the expiration of a period of 24 months after the date the Company received such notification of a Determination of Taxability.

[END OF ARTICLE X]

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this instrument to be duly executed and their respective corporate seals to be hereunto affixed and attested.

(SEAL)	INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF ARAB

ATTEST:	By:	/s/ Larry Wright
Chairman of the Board of Directors

/s/ (illegible)
[Assistant] Secretary

REGIONS BANK
as Trustee and Registrar
(SEAL)

	By:	/s/ Patsy Slaton
Vice President and Corporate
Trust Officer

ATTEST:

/s/ Betty S. Allen
Corporate Trust Officer

ACKNOWLEDGMENT OF ISSUER

STATE OF ALABAMA	)
:
COUNTY OF MARSHALL	)

I, the undersigned Notary Public in and for said County in said State, hereby certify that Larry Wright, whose signature as the Chairman of the Board of Directors of The Industrial Development Board of the City of Arab is signed to the foregoing instrument and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Board.

Given under my hand and seal of office this 13th day of September, 2000.

/s/ Brenda Garrard
NOTARY PUBLIC, State at Large My Commission Expires: 9-15-03

(SEAL)

ACKNOWLEDGMENT OF TRUSTEE

STATE OF ALABAMA	)
:
MONTGOMERY COUNTY	)

I, the undersigned Notary Public in and for said County in said State, hereby certify that Patsy Slaton, whose signature as Vice President and Corporate Trust Officer of Regions Bank is signed to the foregoing Trust Indenture, and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said Trust Indenture, she, as such officer and with full authority, executed the same voluntarily for and as the act of said Bank.

Given under my hand and seal of office this 14th, day of September, 2000.

/s/ (illegible)
NOTARY PUBLIC, State at Large
My Commission Expires: 8/1/2000

(SEAL)

THIS INSTRUMENT PREPARED BY:

Roy S. Goldfinger, Esq.

Roy S. Goldfinger, P.C.

P.O. Box 231555

Montgomery, Alabama 36123-1555

(334) 395-8500

EXHIBIT A

[Form of Face of Bond]

No. R-	$

UNITED STATES OF AMERICA

STATE OF ALABAMA

THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF ARAB

INDUSTRIAL DEVELOPMENT REVENUE BOND

(HYCO ALABAMA PROJECT)

SERIES 2000

Maturity Date: September 1, 2015	CUSIP NO.

Registered Owner:	Dated date: September 14, 2000

Principal Amount:	Interest Rate: Seven-Day Rate, unless otherwise legended

THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF ARAB, a public corporation organized under the laws of the State of Alabama (the “Issuer”, which term includes any successor corporation thereto), for value received, promises to pay, solely from the source hereinafter provided, to the Registered Owner set forth above or its registered assigns, the Principal Amount set forth above on the Maturity Date set forth above, unless sooner tendered for purchase or called for redemption, and to pay interest on said Principal Amount at the interest rates provided herein from the most recent date to which interest shall have been paid or provided for or, if no interest shall have been paid or provided for, from the date of initial delivery hereof and payment herefor, being the Dated date shown above (the “Issue Date”).

In no event will the interest rate on the Bonds (hereinafter defined) exceed the lower of (i) 12% per annum or (ii) for any period during which the Bonds are supported by a Tax- Exempt Letter of Credit (hereinafter defined), the maximum rate per annum, specified therein, at which there has been calculated the amount available to be drawn on such Tax-Exempt Letter of Credit to pay interest on the Bonds (the “Cap Rate”).

Principal hereof and any premium hereon are payable, upon presentation and surrender of this Bond, at the corporate trust office located in Montgomery, Alabama, of the Trustee, initially Regions Bank, which is also initially the Tender Agent (the “Tender Agent”) for the Bonds; provided that the principal and interest due as components of the purchase price of this Bond are payable only at said office of the Tender Agent (the “Tender Office”). Interest payable on each Interest Payment Date (hereinafter defined) will be payable by check or draft caused to be sent by the Trustee to the person in whose name this Bond (or one or more predecessor bonds) is registered (the “Holder”) at the close of business on the Record Date (hereinafter defined) on the registration books for this issue (the “Register”) maintained by the Trustee, as Registrar, at the address appearing therein; provided that the Trustee shall, upon written request of any Holder of at least $500,000 in aggregate principal amount of the Bonds, enter into an agreement with such Holder providing for such payments to be made by wire transfer or other method than check or draft. As used herein, “Record Date” shall mean the day next preceding any Seven-Day Rate Interest Payment Date (hereinafter defined) or the 15th day (whether or not a Business Day) next preceding any Yearly Fixed Rate Interest Payment Date or Permanent Fixed Rate Interest Payment Date (both as hereinafter defined). Any interest which is not timely paid or duly provided for shall be payable to the Holder hereof (or of one or more predecessor bonds) at the close of business on a date (the “Special Record Date”) to be fixed by the Trustee for the payment of that overdue interest. Notice of the Special Record Date shall be mailed to Holders not less than ten calendar days prior thereto. The principal of and interest and any premium on this Bond are payable in lawful money of the United States of America, without deduction for the services of any paying agent.

This Bond is one of a duly authorized issue of obligations designated “Industrial Development Revenue Bonds (Hyco Alabama Project) Series 2000” limited in aggregate principal amount to $1,000,000 (the “Bonds”) issued by the Issuer pursuant to Article 4, Chapter 54, Title 11 of the Code of Alabama of 1975, as amended (the “Act”). The Bonds are issued for the purpose of paying costs of the construction and equipping of manufacturing facilities for the manufacture of hydraulic cylinders, industrial tubing and other products (the “Project”). Title to the Project is vested in the Issuer, but is leased by the Issuer to and used by Hyco Alabama LLC, a Delaware limited liability company (the “Company”) pursuant to a Lease Agreement dated as of September 1, 2000 (the “Lease Agreement”).

Pursuant to the Lease Agreement, the Company has agreed to make payments to or for the account of the Issuer (the “Basic Rent”) at such times and in such amounts as shall be sufficient to pay when due the principal of and premium (if any) and interest on the Bonds.

The Bonds are issued under and secured and entitled to the protection given by a Trust Indenture dated as of September 1, 2000 (the “Indenture”), duly executed and delivered by the Issuer to the Trustee. The term “Trustee” where used herein refers to Regions Bank, Montgomery, Alabama, or its successor in trust. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture.

The Bonds are being issued simultaneously with an issue by the Company of its $3,000,000 Revenue Bonds, Series 2000 (the “Company Bonds”), which have terms and provisions substantially similar to those of the Bonds and the proceeds of which will also be applied to pay costs of the Project.

PURSUANT TO THE INDENTURE, THE ISSUER HAS ASSIGNED AND PLEDGED TO THE TRUSTEE ALL BASIC RENT AND ALL RIGHTS OF THE ISSUER UNDER THE LEASE AGREEMENT (EXCEPT AS THEREIN RESERVED).

As further security for the payment of the Bonds, the Company will cause Regions Bank, Montgomery, Alabama (the “Bank”), to issue an irrevocable letter of credit in favor of the Trustee in the amount of (a) the aggregate principal amount of the Bonds, to enable the Trustee to pay the principal amount of the Bonds when due and to pay the principal portion of the purchase price of Bonds tendered (or deemed tendered) for purchase; plus (b) interest on the Bonds for a period of 36 days at the maximum annual rate of 12%, to enable the Trustee to pay interest thereon when due and to pay the interest portion of the purchase price of Bonds tendered (or deemed tendered) for purchase. Said letter of credit will be issued by the Bank pursuant to a Tax-Exempt Credit Agreement dated as of September 1, 2000 (the “Tax-Exempt Credit Agreement”) between the Bank and the Company whereby the Company will agree, among other things, to reimburse the Bank for all amounts drawn by the Trustee pursuant to said initial letter of credit or any substitute letter of credit issued by the Bank. The initial letter of credit so delivered to the Trustee and any substitute letter of credit delivered to the Trustee pursuant to the Tax-Exempt Credit Agreement, the Indenture and the Lease Agreement are herein referred to as the “Tax-Exempt Letter of Credit”.

The Company and the Bank will also enter into a Taxable Credit Agreement dated as of September 1, 2000 (the “Taxable Credit Agreement”) pursuant to which the Bank will issue an irrevocable letter of credit in favor of the Trustee (the “Taxable Letter of Credit”) providing substantially identical security for the payment of the Company Bonds.

THE BONDS ARE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY OUT OF THE BASIC RENT. THE BONDS ARE ALSO PAYABLE OUT OF PAYMENTS MADE BY THE BANK PURSUANT TO THE TAX-EXEMPT LETTER OF CREDIT. THE BONDS AND THE PREMIUM, IF ANY AND INTEREST THEREON WILL NOT BE IN ANY WAY A DEBT OR LIABILITY OF THE CITY OF ARAB, ALABAMA (THE “CITY”), THE STATE OR ANY POLITICAL SUBDIVISION OF EITHER OF THEM. NO HOLDER SHALL HAVE THE RIGHT TO COMPEL THE EXERCISE OF ANY TAXING POWER OF THE CITY, THE STATE OR ANY POLITICAL SUBDIVISION OF EITHER OF THEM TO PAY THE BONDS OR ANY PREMIUM OR INTEREST THEREON. THE ISSUER HAS NO TAXING POWER.

No covenant or agreement contained in this Bond shall be deemed to be a covenant or agreement of any officer, agent or employee of the Issuer, and neither any member of the governing body of the Issuer nor any officer executing this Bond shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance hereof.

Copies of the Indenture, the Lease Agreement, the initial Tax-Exempt Letter of Credit and the Tax-Exempt Credit Agreement are on file at the principal office of the Trustee in Montgomery, Alabama, and reference is hereby made to such instruments for a more complete description of the Project, the provisions, among others, with respect to the nature and extent of the security, the rights, duties, and obligations of the Issuer, the Trustee and the Holders of the Bonds and the terms upon which the Bonds are issued and secured, to all of which provisions each Holder, by acceptance hereof, hereby assents.

[The following provisions may be printed

on the reverse side of the Bonds]

INTEREST RATE PROVISIONS

This Bond shall bear interest at the Seven-Day Rate (determined as provided below) (a) from the Issue Date until and including the day immediately prior to the earlier of a Conversion Date or the Maturity Date and (b) from any Seven-Day Rate Recommencement Date until and including the day immediately prior to the earlier of a Conversion Date or the Maturity Date (each such period being herein called a “Seven-Day Rate Period”). This Bond shall bear interest at the Yearly Fixed Rate (determined as provided below) from each Yearly Fixed Rate Conversion Date until and including the day immediately prior to the earliest of a Conversion Date, a Seven-Day Rate Recommencement Date or the Maturity Date (each such period being herein called a “Yearly Fixed Rate Period”). This Bond shall bear interest at the Permanent Fixed Rate (determined as provided below) from the Permanent Fixed Rate Conversion Date until and including the day immediately prior to the Maturity Date (such period being herein called the “Permanent Fixed Rate Period”).

Interest at the Seven-Day Rate shall be computed on the basis of a 365- or 366-day year, as the case may be, for the actual number of days elapsed. Interest at the Yearly Fixed Rate or Permanent Fixed Rate shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each.

Interest shall be payable (but solely from the source hereinabove described) on overdue principal of this Bond and (to the extent legally enforceable) on any overdue installment of interest on this Bond at the rate per annum which is one percent per annum in excess of that rate announced from time to time as the Commercial Base Rate.

Interest on this Bond shall be payable in arrears on the following dates (each such date being herein called an “Interest Payment Date”):

(a) with respect to interest payable at the Seven-Day Rate, on the first Thursday of each calendar month (beginning October 5, 2000, for the initial Seven-Day Rate Period) during a Seven-Day Rate Period and on the day immediately following any Seven-Day Rate Period (each such date being herein called a “Seven-Day Rate Interest Payment Date”);

(b) with respect to interest payable at a Yearly Fixed Rate, on the date immediately following the six-month period beginning on a Yearly Fixed Rate Conversion Date, semi-annually thereafter during a Yearly Fixed Rate Period, and on the day immediately following a Yearly Fixed Rate Period (each such date being herein called a “Yearly Fixed Rate Interest Payment Date”); and

If portions of the Bonds are printed on the reverse side, the following legend shall be printed on the face of the Bonds: “REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF.”

(c) with respect to interest payable at the Permanent Fixed Rate, on March 1 and September 1 of each year, beginning on the March 1 or September 1 immediately following the Permanent Fixed Rate Conversion Date (each such date being herein called a “Permanent Fixed Rate Interest Payment Date”).

In any case where the scheduled date of any payment on this Bond is not a Business Day, then such payment shall be made on the Business Day next succeeding the scheduled date, in the same amount due, and with the same force and effect as if made, on the scheduled date.

Seven-Day Rate. The Seven-Day Rate shall be determined on the Issue Date, on each Seven-Day Rate Recommencement Date and on each Wednesday (or if Wednesday is not a Business Day, on the next succeeding Business Day) of each succeeding week during any Seven-Day Rate Period (each such date being herein called a “Seven-Day Rate Determination Date”). The Seven-Day Rate so determined on each Seven-Day Rate Determination Date shall be effective from the day of each week during any Seven-Day Rate Period following the Seven-Day Rate Determination Date for such week until and including the day immediately prior to the earlier of a Conversion Date or the following Thursday; provided, however, that if the Seven-Day Rate is not so determined on any Seven-Day Rate

Determination Date, the Seven-Day Rate as determined on the next preceding Seven-Day Rate Determination Date shall remain in effect until and including the day immediately prior to the earlier of a Conversion Date or the following Thursday. From the Issue Date to and including the first Seven-Day Rate Determination Date, the Bonds shall bear interest at the interest rate determined, in accordance with the Indenture, to be the rate necessary, taking into account current transactions in comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions, to enable the Remarketing Agent to sell the Bonds at par (plus accrued interest, if any); such rate, however, not to exceed the Cap Rate. The Seven-Day Rate shall thereafter be determined by the Remarketing Agent on each Seven-Day Rate Determination Date and shall equal the lesser of (a) the Cap Rate, or (b) the interest rate determined by the Remarketing Agent to be the interest rate that would result in the market value of the Bonds on such Seven-Day Rate Determination Date being 100% of the principal amount thereof, taking into account the applicable Rate Determination Factors. The Trustee shall confirm the Seven-Day Rate on the Bonds from time to time upon the request of any Holder of a Bond.

Yearly Fixed Rate. At any time that the Bonds bear interest at the Seven-Day Rate, or at any time during the six months preceding the expiration of any previously elected Yearly Fixed Rate Period, the Company may elect that the Bonds bear interest at a Yearly Fixed Rate for a Yearly Fixed Rate Period designated by the Company in the manner described in this paragraph, which rate shall be equal to the lesser of (a) the Cap Rate, or (b) the interest rate established by the Remarketing Agent in the manner described in this paragraph. The Company shall give the Trustee, the Remarketing Agent and the Bank written notice of the exercise of its option to convert the interest rate borne by the Bonds to the Yearly Fixed Rate, to be received by each of them not fewer than 30 days prior to the proposed Yearly Fixed Rate Conversion Date. Such notice shall also specify the length of the proposed Yearly Fixed Rate Period, which shall be one or more whole number of years from the proposed Yearly Fixed Rate Conversion Date. No Yearly Fixed Rate Period may be selected which would extend to the Maturity Date unless the proposed Yearly Fixed Rate Conversion Date is the September 1 of any year. Any Yearly Fixed Rate Conversion Date selected by the Company during the six months preceding the termination of a Yearly Fixed Rate Period shall be a date not earlier than the date immediately following the termination of such Yearly Fixed Rate Period. On or before the Business Day immediately preceding the proposed Yearly Fixed Rate Conversion Date, the Remarketing Agent shall determine the interest rate to be borne by the Bonds during the proposed ensuing Yearly Fixed Rate Period, being that rate which would result in the market value of the Bonds on such Proposed Conversion Date being 100% of the principal amount thereof, taking into account applicable Rate Determination Factors, and on such date shall give telephonic notice, confirmed by Telefax, of the interest rate so determined to the Trustee, the Company and the Bank. The interest rate so determined shall be the Yearly Fixed Rate from and after the proposed Yearly Fixed Rate Conversion Date for the ensuing Yearly Fixed Rate Period, provided that in no event shall the Yearly Fixed Rate exceed the Cap Rate. Notwithstanding the foregoing, such Yearly Fixed Rate shall not be established unless (i) there shall have been supplied to the Trustee, the Company, the Remarketing Agent and the Bank at or prior to 10:00 a.m. Trustee’s Time on the proposed Yearly Fixed Rate Conversion Date a Non-Taxability Opinion further stating that such conversion to the Yearly Fixed Rate is lawful under applicable law and permitted by the Indenture, and (ii) if a substitute Tax-Exempt Letter of Credit is required to be delivered to the Trustee, such substitute Tax-Exempt Letter of Credit shall have been delivered to the Trustee at or prior to 10:00 a.m. Trustee’s Time on the proposed Yearly Fixed Rate Conversion Date. If all the conditions to the establishment of the Yearly Fixed Rate shall not have been met, the Bonds shall bear interest at the Seven-Day Rate from such proposed Conversion Date until and including the earlier of the date immediately prior to the next effective Conversion Date or the Maturity Date.

Permanent Fixed Rate. At any time that the Bonds bear interest at the Seven-Day Rate, or at any time during the six months preceding the expiration of any previously elected Yearly Fixed Rate Period, the Company may elect that the Bonds shall bear interest at the Permanent Fixed Rate, which rate shall be equal to the lesser of (a) the Cap Rate or (b) the interest rate established by the Remarketing Agent in the manner described in this paragraph. The Company shall give the Trustee, the Remarketing Agent and the Bank written notice of the exercise of its option to convert the interest rate borne by the Bonds to the Permanent Fixed Rate, to be received by each of them at least 30 days prior to the proposed Permanent Fixed Rate Conversion Date. Any Permanent Fixed Rate Conversion Date selected during a Yearly Fixed Rate Period shall be a date not earlier than the date immediately following the termination of such Yearly Fixed Rate Period. On or before the Business Day next preceding the proposed Permanent Fixed Rate Conversion Date, the Remarketing Agent shall determine the interest rate to be borne by the Bonds during the proposed ensuing Permanent Fixed Rate Period, being that rate which would result in the market value of the Bonds on such Proposed Conversion Date being 100% of the principal amount thereof, taking into account the applicable Rate Determination Factors, and on such date shall give telephonic notice, confirmed by Telefax, of the interest rate so determined to the Trustee, the Company and the Bank. The interest rate so determined shall be the Permanent Fixed Rate from and after the Permanent Fixed Rate Conversion Date, provided that in no event shall the Permanent Fixed Rate exceed the Cap Rate. Notwithstanding the foregoing, such Permanent Fixed Rate shall not be established unless (i) there shall have been supplied to the Trustee, the Company and the Remarketing Agent at or prior to 10:00 a.m. Trustee’s Time on the proposed Permanent Fixed Rate Conversion Date a Non-Taxability Opinion further stating that such conversion is lawful under applicable law and permitted by the Indenture, and (ii) if a substitute Tax-Exempt Letter of Credit is required to be provided by the Company for the Permanent Fixed Rate, Period, there shall have been delivered to the Trustee such substitute Tax-Exempt Letter of Credit at or prior to 10:00 a.m. Trustee’s Time on the proposed Permanent Fixed Rate Conversion Date. If all conditions to the establishment of the Permanent Fixed Rate shall not have been met, the Bonds shall bear interest at the Seven-Day Rate from such proposed Conversion Date until and including the earlier of the date immediately prior to the next effective Conversion Date or the Maturity Date.

TENDER PROVISIONS

Optional Tender. The Holder of this Bond shall have the right to tender this Bond to the Tender Agent for purchase in whole or in part (if in part, in any authorized denomination) on any Business Day during any Seven-Day Rate Period, but not during any Yearly Fixed Rate Period or the Permanent Fixed Rate Period, at a purchase price equal to 100% of the principal amount hereof (or portions hereof) tendered plus accrued interest to the specified purchase date (the “Optional Tender Date”). In order to exercise such option with respect to this Bond, the Holder hereof must give to the Trustee at the Trustee’s Office, with a copy to the Tender Agent at the Tender Office, at least seven days prior to the proposed Optional Tender Date, notice (a) by telephone, confirmed by Notice of Tender not more than two Business Days after such initial notice, or (b) by Notice of Tender. “Notice of Tender” shall mean written, formal notice of tender in the form attached hereto as Schedule I or in such other form as shall be acceptable to the Trustee. If the telephonic notice or the Notice of Tender specifies an Optional Tender Date that is not a Business Day, then such notice shall be deemed to specify the Business Day next succeeding the stated Optional Tender Date. Upon the delivery of Notice of Tender, such election to tender shall be irrevocable and binding upon the Holder of this Bond. If a Notice of Tender with respect to this Bond shall have been duly given, the Holder of this Bond shall deliver this Bond to the Tender Agent at the Tender Office at or before 10:00 a.m. Trustee’s Time on the Optional Tender Date, together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form attached hereto or in such other form as shall be acceptable to the Tender Agent). At or before 1:00 p.m.

Trustee’s Time on that Optional Tender Date, the Trustee shall cause the Tender Agent to purchase this Bond so delivered at the aforesaid purchase price. If this Bond is not so delivered on the Optional Tender Date, this Bond shall nevertheless be deemed to have been tendered for purchase by the Holder hereof on the Optional Tender Date, and the Holder hereof shall not be entitled to receive interest on this Bond for any period on or after the Optional Tender Date if the amount on deposit in the Bond Purchase Fund is sufficient to pay the purchase price of all Bonds to be purchased on such Optional Tender Date.

Mandatory Tender. Subject to the provisions below, the Holder of this Bond shall be required to tender this Bond to the Tender Agent for purchase on (a) each proposed Conversion Date, (b) each date immediately following the expiration of a Yearly Fixed Rate Period that is not a proposed Conversion Date, (c) each proposed Letter of Credit Substitution Date (which does not include an extension of the then existing Tax-Exempt Letter of Credit), (d) the first day of the calendar month in which the Stated Termination Date of the Tax-Exempt Letter of Credit occurs, and (e) the date specified by the Bank in a notice of default under the Tax-Exempt Credit Agreement; or, if any of such dates is not a Business Day, the next succeeding Business Day (each such date being herein referred to as a “Mandatory Tender Date”), all as more fully provided below.

Notice of a Mandatory Tender shall be given by the Trustee by first-class mail, postage prepaid, to the Holder of this Bond at his address appearing on the Register not fewer than 20 days prior to a Mandatory Tender Date. Such notice shall, among other things, specify the Mandatory Tender Date and whether or not a Tax-Exempt Letter of Credit will be in effect during the ensuing interest rate period. This Bond shall be tendered for purchase by the Holder hereof by delivering this Bond to the Tender Agent at the Tender Office at or before 10:00 a.m. Trustee’s Time on the Mandatory Tender Date, together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form attached hereto or such other form as shall be acceptable to the Tender Agent). At or before 1:00 p.m. Trustee’s Time on the Mandatory Tender Date, the Trustee shall cause the Tender Agent to purchase this Bond at a purchase price equal to 100% of the principal amount hereof plus accrued interest, if any, hereon. The Holder of this Bond, by his acceptance hereof, hereby covenants and agrees to tender this Bond in the manner and at the times as aforesaid. If this Bond is not tendered at or before 10:00 a.m. Trustee’s Time on any Mandatory Tender Date, this Bond shall be deemed to be tendered for purchase by the Holder on the Mandatory Tender Date, and the Holder hereof shall not be entitled to receive interest on this Bond for any period on or after the Mandatory Tender Date if the amount on deposit in the Bond Purchase Fund is sufficient to pay the purchase price of all Bonds to be purchased on such Mandatory Tender Date.

REDEMPTION PROVISIONS

In the manner and with the effect provided in the Indenture, the Bonds will be subject to redemption prior to maturity as follows:

(a) Optional Redemption. The Bonds are subject to optional redemption by the Company on behalf of the Issuer as follows:

(i) during any Seven-Day Rate Period, in whole or in part (in multiples of $5,000, provided no partial redemption shall leave less than $100,000 in principal amount of Bonds outstanding) on any Business Day at a redemption price equal to the principal amount thereof plus accrued interest to the date of redemption; and

(ii) during any Yearly Fixed Rate Period or the Permanent Fixed Rate Period, as a whole or in part (in multiples of $5,000) on any Business Day on or after the first permitted redemption dates set forth below and at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption plus the applicable redemption premium (expressed as a percentage of the principal amount to be redeemed), if any, set forth below.

Length of Rate Period (in Years)	First Permitted Redemption Date	Redemption Premium

10 or more	8th Anniversary of Conversion Date	2%, declining by 1% on each succeeding anniversary of the Conversion Date until reaching 0%, and thereafter 0%

6 to 9	4th Anniversary of Conversion Date	2%, declining by 1% on each succeeding anniversary of the Conversion Date until reaching 0%, and thereafter 0%

5 or less	Bonds not callable

(b) Extraordinary Optional Redemption. During any Yearly Fixed Rate Period or Permanent Fixed Rate Period the Bonds are subject to optional redemption (exercised upon direction of the Company on behalf of the Issuer within 120 days after the occurrence giving rise to such option) in whole but not in part on any date at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the redemption date, if any of the following shall have occurred:

(i) the Project shall have been damaged or destroyed to such extent that, in the reasonable opinion of the Company, it cannot be restored within a period of four months to substantially the condition thereof immediately prior to such damage or destruction or the Company is thereby prevented from carrying on its normal operations at the Project for a period of not less than four months;

(ii) the taking by eminent domain of all or substantially all the Project or of any part, use or control of the Project that, in the reasonable opinion of the Company, results in the Company being thereby prevented from carrying on its normal operations at the Project for a period of not less than four months; or

(iii) as a result of a change in law or a final order of any court or other governmental authority the Lease Agreement becomes void or unenforceable or impossible of performance or unreasonable burdens or excessive liabilities are imposed on the Company that, in the reasonable opinion of the Company, render the Project uneconomic for its intended use.

(c) Mandatory Redemption Upon Final Determination. The Bonds are subject to mandatory redemption in whole and not in part on the first Interest Payment Date which is at least 30 days after a Final Determination (as hereinafter defined), at a redemption price equal to 100% of the principal amount thereof, plus accrued interest thereon to the redemption date. “Determination of Taxability” means, with respect to the Bonds, a determination that interest thereon is Taxable because of (i) the receipt by any Holder or any member of an “affiliated group”, as that term is defined in Section 1504 of the Code, of a “30-day letter” within the meaning of Treasury Regulations Section 601.105(d)(1)(iv) proposing a determination to that effect; or (ii) receipt by the Trustee or any Holder of a written opinion of nationally recognized bond counsel that there is Substantial likelihood that such interest is Taxable; subject, however, in all such cases to the right on the part of the Company set forth in the Indenture to contest a Determination of Taxability. Upon forfeiture or termination of such right to contest in accordance with the Indenture, a Determination of Taxability shall be deemed to become a “Final Determination”.

(d) Mandatory Redemption with Excess Proceeds. The Bonds are subject to partial mandatory redemption in an amount equal to the amount, if any, on deposit in the Construction Fund as of the date notice of such redemption is given (rounded upward to the nearest Authorized Denomination), on the first Interest Payment Date which is at least 90 days after the Completion Date with respect to the Project, but in no event later than October 1, 2003, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest thereon to the redemption date; provided, however, that such redemption need not be made if the Company delivers to the Trustee a Non-Taxability Opinion in respect of such non-redemption.

(e) Notice of Redemption; Partial Redemption. The notice of the call for redemption of Bonds shall identify (i) by designation, letters, numbers or other distinguishing marks, the Bonds or portions thereof to be redeemed, (ii) the redemption price to be paid, (iii) the date fixed for redemption, and (iv) the place or places where the amounts due upon redemption are payable. The Trustee shall, on behalf of the Issuer, give written notice by first-class mail, postage prepaid, of any redemption not more than 60 nor less than 30 days prior to the date fixed for redemption, to the Holder of each Bond subject to redemption in whole or in part at the Holder’s address shown on the Register as of the 15th day preceding that mailing; provided, that failure to receive notice by mailing, or any defect in that notice, as to any Bond shall not affect the validity of the proceedings for the redemption of any Bond for which notice is properly given. If fewer than all the Bonds are being called for redemption at one time, the Trustee shall select the Bond or Bonds to be so redeemed by lot. If less than the entire principal amount of a Bond is called for redemption, the Holder thereof shall exchange the same, without charge, for a new Bond or Bonds in principal amount equal to the unredeemed portion of the Bond so called.

MISCELLANEOUS

The Holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

Modifications, alterations or supplements of the Indenture may be made only to the extent and in the circumstances permitted by the Indenture.

If an Event of Default, as defined in the Indenture, shall occur, the principal of the Bonds then outstanding may, subject to the conditions set forth in the Indenture, be declared due and payable in the manner and with the effect provided by the Indenture; subject, however, to waiver of such Event of Default or rescission of such declaration as provided in the Indenture.

The Bonds are issuable only as fully registered bonds (i) in denominations of $100,000 and any multiple of $5,000 in excess thereof, so long as the Bonds bear interest at the Seven-Day Rate; and (ii) in denominations of $5,000 and any integral multiple thereof, whenever the Bonds bear interest at a Yearly Fixed Rate or the Permanent Fixed Rate. The Bonds are exchangeable for Bonds of other authorized denominations in equal aggregate principal amounts at the aforementioned office of the Registrar, but only in the manner and subject to the limitations provided herein and in the Indenture.

This Bond is transferable, as provided in the Indenture, only upon the Register by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Bond to the Registrar together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or his duly authorized attorney, and upon payment of the charges prescribed in the Indenture.

Neither the Issuer, the Registrar nor any Authenticating Agent, as the case may be, shall be required to make any exchange or transfer of a Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing or to transfer or exchange any Bonds selected for redemption, in whole or in part.

This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been duly signed.

[End of provisions that may be printed

on the reverse side of Bonds]

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of the Bonds do exist, have happened and have been performed in due time, form and manner as required by law.

IN WITNESS OF THE ABOVE, The Industrial Development Board of the City of Arab has caused this Bond to be duly executed under its corporate seal, all as of the Issue Date.

THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF ARAB

(SEAL)	By:
Chairman of the Board of Directors

ATTEST:

Secretary

[FORM OF CERTIFICATE OF AUTHENTICATION]

Date of Authentication: __________________________________________

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds described in the within-mentioned Indenture.

as Authenticating Agent

By:
Authorized Signatory

The following abbreviations, when used in the inscription on this Bond or in the Assignment below, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common and not as community property
UNIF TRAN MIN ACT - ___________________ Custodian ___________________________

                                                 (Custodian)                                         (Minor)

under Uniform Transfers to Minors Act

                                                                     (State)

Additional abbreviations may also be used although not in the above list.

ASSIGNMENT

For value received, the undersigned hereby sells, assigns and transfers unto                                                           the within Bond and irrevocably constitutes and appoints                                          attorney to transfer that Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
NOTICE: The assignor’s signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or any change whatever.

Signature Guaranteed:

(Bank, Broker or Firm*)

By

Its

Medallion Number:

*	Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP), or New York Stock Exchange Medallion Signature Program (MSP).

Schedule I

[Form of Bondholder Tender Notice]

BONDHOLDER TENDER NOTICE

The undersigned hereby elects to have the within Bond numbered                     (the “Bond”) of the Issuer (or any portion thereof in any integral multiple of $100,000 and any multiple of $5,000 in excess thereof) purchased in accordance with the provisions of the Bond and the Trust Indenture dated as of September 1, 2000 (the “Indenture”), between The Industrial Development Board of the City of Arab (the “Issuer”) and Regions Bank (the “Trustee”), on                                         (the “Optional Tender Date”), which Optional Tender Date shall be a Business Day (as defined in the Indenture) at least seven days immediately following the submission of this Bondholder Tender Notice to the Trustee, with a copy to the Tender Agent (as defined in the Indenture); provided, however, that if the undersigned shall have initially given telephonic notice to the Trustee of its election to tender the Bond, the Optional Tender Date shall be a Business Day at least seven days immediately following the date of such telephonic notice. The purchase price upon such tender shall equal 100% of the principal amount of the Bond (or portion thereof) being purchased plus accrued interest thereon to the Optional Tender Date (the “Purchase Price”).

Pursuant to the terms of the Indenture, the Purchase Price of the Bond (or portion thereof) to be purchased shall be paid to the Holder of the Bond in federal or other immediately available funds, as provided in the Indenture, at or before 1:00 p.m. (Montgomery, Alabama time) on the Optional Tender Date upon presentation, at or before 10:00 a.m. (Montgomery, Alabama time) on the Optional Tender Date at the Tender Office designated in the Indenture, of the Bond, together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form provided in the Bond or in such other form acceptable to the Tender Agent). The undersigned hereby acknowledges and agrees to such terms.

This Bondholder Tender Notice shall not be accepted by the Trustee unless it is properly completed and received by the Trustee at its principal corporate trust office in Montgomery, Alabama.

If the Bond is submitted for purchase in part, the undersigned hereby directs the Tender Agent to exchange the Bond for (i) a Bond representing the principal amount of the Bond to be purchased, and, if applicable, (ii) a Bond (or Bonds of authorized denominations, as provided for in the Indenture, if the owner specifies such denominations) representing the principal amount of the Bond not to be purchased. The Bond or Bonds not to be purchased shall be registered in the same name(s) as the Bond tendered for purchase. Unless the Holder of the Bond delivers instructions to the Trustee with this Bondholder Tender Notice, specifying that such Holder wishes to have the Tender Agent deliver more than one Bond representing the principal amount of the Bond not to be purchased, and specifying the denominations of such replacement Bonds, the Tender Agent will deliver only one replacement Bond to such Holder in the principal amount of the Bond not to be purchased.

THIS ELECTION IS IRREVOCABLE AND BINDING ON THE UNDERSIGNED AND CANNOT BE WITHDRAWN.

The undersigned hereby authorizes the Trustee to accept on behalf of the undersigned the Purchase Price of the Bond (or portion thereof) subject to this Bondholder Tender Notice.

Print or Type:

Name(s) of Bondholder(s)

Street City State Zip

Area Code Telephone Number

Signature(s):

Date:

Note:	The signature(s) to this Bondholder Tender Notice must correspond exactly to the name(s) appearing on the Register (as defined in the Indenture) in every particular, without alteration or enlargement or any change whatsoever.

The principal amount of the Bond subject to this notice of tender for purchase is:

$

(INSERT TOTAL PRINCIPAL AMOUNT OF BOND OR A PORTION THEREOF IN THE AMOUNT OF $100,000 OR ANY INTEGRAL MULTIPLE THEREOF AND ANY MULTIPLE OF $5,000 IN EXCESS THEREOF.)

IF NO AMOUNT IS INDICATED IN THE SPACE ABOVE, THE OWNER OF THE BOND SUBJECT TO THIS BONDHOLDER TENDER NOTICE WILL BE DEEMED TO HAVE TENDERED THE BOND IN ITS FULL PRINCIPAL AMOUNT FOR PURCHASE.

EXHIBIT B

FORM OF LETTER OF REPRESENTATIONS

TO THE DEPOSITORY TRUST COMPANY

SEE TRANSCRIPT ITEM NO. 3

EXHIBIT C

FORM OF PAYMENT REQUISITION

STATEMENT NO. _____________

REQUISITIONING PAYMENT OF FUNDS FROM CONSTRUCTION FUND — IDB BONDS

Pursuant to Section 405 of the Trust Indenture dated as of September 1, 2000 (the “Indenture”) from The Industrial Development Board of the City of Arab (the “Board”) to Regions Bank, as Trustee (the “Trustee”), relating to the Board’s $ 1,000,000 Industrial Development Revenue Bonds (Hyco Alabama Project) Series 2000 (the “Bonds”), the undersigned officer, employee or agent of the Board hereby requests and authorizes the Trustee, as depository of the Construction Fund created by the Indenture, to pay the amounts listed in the Requisition Schedule attached hereto to the persons and at the addresses thereof shown on said Schedule, being the persons to whom the payments requested are due. The aggregate amount of all payments requested hereby is $ ___________.

THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF ARAB

Dated:	By:
Its:

ENDORSEMENT

The undersigned, being the Project Supervisor (said term and others used herein having the meanings given to them in the Indenture) of the Company, hereby approves the payments hereinabove requested and hereby certifies, pursuant to said Section 405, as follows: (1) the purpose for which each such payment is to be made is described in reasonable detail on the attached Requisition Schedule and is one for which Construction Fund moneys are authorized under the Lease Agreement and the Indenture to be expended; and (2) any property for which any such payment is to be made has been installed or located on or about the Realty. The undersigned further certifies, with respect to each item listed on the Requisition Schedule, that: (1) payment of any such item will not result (a) in less than 95% of the net proceeds (within the meaning of the Code) of the Bonds being used (i) for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 144(a)(1) of the Code or (ii) to provide a “manufacturing facility”, including facilities “directly related and ancillary” thereto within the meaning of Section 144(a)(12)(C) of the Code; or (b) in more than (i) 25% of said net proceeds of the Bonds being used to provide such “directly related and ancillary” facilities, or (ii) 2% of the proceeds of the Bonds being used to pay Issuance Costs (as defined in the Lease Agreement) in respect of the Bonds; and (2) payment for such item was not made more than 60 days prior to February 25, 2000.

HYCO ALABAMA LLC

Dated:	By:
Project Supervisor

REVIEWED AND APPROVED:	REGIONS BANK

Dated:	By:
Its: